UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Noble Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On April 28, 2009
INTRODUCTION
CORPORATE GOVERNANCE
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL I ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
PROPOSAL III APPROVAL OF AMENDMENT TO 1992 STOCK OPTION AND RESTRICTED STOCK PLAN
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION, BENEFITS AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
MATTERS RELATING TO THE INDEPENDENT AUDITOR
STOCKHOLDER PROPOSALS AND OTHER MATTERS

100 Glenborough Drive
Suite 100
Houston, Texas 77067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 28, 2009

To the Stockholders of
Noble Energy, Inc.:

The annual meeting of stockholders of NOBLE ENERGY, INC., a Delaware corporation (“Company”), will be held on Tuesday, April 28, 2009, at 9:30 a.m., Central Time, at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the following purposes:

1.	To elect the nine nominees named in the attached Proxy Statement as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2.	To ratify the appointment of the independent auditor by the Company’s Audit Committee;

3.	To approve an amendment to the Company’s 1992 Stock Option and Restricted Stock Plan to increase the number of shares of common stock authorized for issuance under the plan from 22,000,000 to 24,000,000; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 10, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.

A record of the Company’s activities during 2008 and its financial statements for the fiscal year ended December 31, 2008 are contained in the Company’s 2008 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided, or, alternatively, to vote their proxy by telephone or the internet according to the instructions on the proxy card. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors of
Noble Energy, Inc.

Arnold J. Johnson
Senior Vice President, General Counsel and Secretary

Houston, Texas
March 23, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, Annual Report to Stockholders for the fiscal year ended December 31, 2008 and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://materials.proxyvote.com/655044.

100 Glenborough Drive
Suite 100
Houston, Texas 77067

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On April 28, 2009

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors (“Board of Directors” or “Board”) of Noble Energy, Inc., a Delaware corporation (“Company”), for use at the annual meeting of stockholders of the Company to be held at 9:30 a.m. Central Time on Tuesday, April 28, 2009, at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to our stockholders is March 25, 2009.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Arnold J. Johnson, Secretary, Noble Energy, Inc., 100 Glenborough Drive, Suite 100, Houston, Texas 77067, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy will be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item or to be eligible for inclusion in our proxy statement, our By-laws require that the stockholder give written notice to our Secretary. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the meeting. The notice must be received by our Secretary no later than 120 calendar days before the anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that (1) no annual meeting was held in the previous year or (2) the date of the annual meeting has changed by more than 30 days from the date of the previous year’s meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made for such notice to be timely. Accordingly, proper notice of a stockholder proposal for the 2010 annual meeting must be received by us no later than December 29, 2009.

Voting Procedures and Tabulation

Holders of record of our common stock may vote using one of the following three methods:

By Mail:  Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone:  Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet:  By accessing the voting website listed on the accompanying proxy card, stockholders of record may vote through the internet in accordance with the instructions included on the proxy card and on the voting website. Stockholders electing to vote through the internet may incur telephone and internet access charges.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

Stockholders whose shares of our common stock are held in the name of a bank, broker or other holder of record (that is, “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

We will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of our 2009 annual meeting, routine items include the election of directors and the ratification of the appointment of our independent auditor. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will have no effect on the vote. For purposes of our 2009 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to the proposal to approve the amendment to our 1992 Stock Option and Restricted Stock Plan (“1992 Plan”).

CORPORATE GOVERNANCE

We are committed to integrity, reliability and transparency in our disclosures to the public. To this end, we adhere to corporate governance practices designed to ensure that our business is conducted in the best interest of our stockholders and in compliance with our legal and regulatory obligations, including the listing standards of the NYSE and the rules and regulations of the Securities and Exchange Commission (“SEC”). We monitor developments in the area of corporate governance.

Recent Corporate Governance Initiatives

Our Board recently approved an amendment to our By-laws that will require each of our directors to receive a majority of the votes cast in uncontested elections. In contested elections, the vote standard will continue to be a plurality of votes cast. Our Board also approved an amendment to our Corporate Governance Guidelines to address situations where a director nominee fails to receive the required majority vote in an uncontested election, requiring a director nominee to execute an irrevocable letter of resignation in order to be nominated by our Board for election. The tendered resignation will only go into effect if (1) that nominee does not receive a majority of the votes cast in the uncontested election and (2) the nominee’s resignation is accepted by our Board. These amendments will not apply to the director election covered by this proxy statement, which will utilize the plurality vote standard, but will become effective on June 1, 2009.

Director Independence

The standards applied by our Board in affirmatively determining whether a director is “independent” in compliance with the listing standards of the NYSE generally provide that a director is not independent if:

1. the director is, or has been within the last three years, an employee of the Company, or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home) is, or has been within the last three years, an executive officer, of the Company;

2. the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (a) the director is a current partner or employee of our internal or external auditor; (b) the director has an immediate family member who is a current partner of that firm; (c) the director has an immediate family member who is a current employee of that firm and personally works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of that firm and personally worked on our audit during that time;

4. the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

5. the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition to these objective standards, our Board has adopted a general standard, also in compliance with the NYSE listing standards, to the effect that no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company that could interfere with the director’s ability to exercise independent judgment. Our Board exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with us or with parties that conduct business with us.

On February 17, 2009, our Board reviewed our directors’ relationships with the Company (and those of their immediate family members), including information related to transactions, relationships or arrangements between the Company and our directors or parties related to our directors. The following is a description of categories or types of transactions, relationships or arrangements considered by our Board in making its determination that these directors are independent:

•	Jeffrey L. Berenson is President and CEO of Berenson & Company, as well as a director and member of the Compensation Committee of Epoch Holdings Corporation, a holding company that provides investment management and advisory services. Mr. Berenson is a former director of Patina Oil & Gas Corporation, which we acquired by merger in May 2005.

•	Michael A. Cawley is President, Chief Executive Officer and Trustee of The Samuel Roberts Noble Foundation, Inc. (“Foundation”), which paid $9,994 to us in 2008 for the use of our aircraft. Mr. Cawley received payments totaling $45,799 in 2008 attributable to his interests in certain oil and gas royalties that he purchased from the Company in the 1990s. Mr. Cawley is also a director and member of the Compensation Committee of Noble Corporation, a publicly traded drilling company with which the Company conducted business in 2008.

•	Edward F. Cox received payments in 2008 totaling $361,076 attributable to his interests in certain oil and gas royalties and interests in two general partnerships that hold royalties and are managed by the Company. Mr. Cox purchased these interests from the Company in the 1980s and 1990s.

•	Eric P. Grubman is Executive Vice President of the National Football League and a private equity investor in Vantage Energy.

•	Kirby L. Hedrick was, throughout 2008, a director and member of the Audit Committee and member and chair of the Reserves, Operations and Environmental, Health and Safety Committee of Pengrowth Energy Trust, a closed-end investment trust that engages in the acquisition, ownership and management of working interests and royalty interests in oil and natural gas properties and processing facilities in Canada. Mr. Hedrick was also a member of the Wyoming Environmental Quality Council throughout 2008. He discontinued both relationships effective December 31, 2008.

•	Scott D. Urban retired as Group Vice President, Upstream for several profit centers at BP in 2005, and is a partner in Edgewater Energy Partners, an organizational consulting firm for energy-related industries. Mr. Urban is also a director and member of the Nominating and Governance Committee and Compensation Committee of Pioneer Drilling.

•	William T. Van Kleef is a director and chair of the Audit Committee of Oil States International, Inc., a publicly traded company that provides specialty products and services to oil and gas drilling and production companies worldwide and with which the Company conducted business in 2008. Mr. Van Kleef retired as Chief Operating Officer of Tesoro Corporation in 2005.

After reviewing these transactions, relationships and arrangements, and after applying the NYSE independence standards described above, our Board affirmatively determined that no material relationship existed that would interfere with the ability of Messrs. Berenson, Cawley, Cox, Grubman, Hedrick, Urban or Van Kleef to exercise independent judgment and that each is independent for Board membership purposes. Our Board also determined that all members of our Audit Committee, Corporate Governance and Nominating Committee and Compensation, Benefits and Stock Option Committee are independent under the NYSE independence standards and applicable SEC rules.

Lead Independent Director and Executive Sessions

•	We have an empowered Lead Independent Director, currently Michael A. Cawley, who is elected annually by our independent directors. Our Board believes that the interests of the Company and its stockholders continue to be best served by the leadership and direction provided by a full-time Chairman and Chief Executive Officer with an empowered Lead Independent Director serving as a key component of our governance structure, subject to oversight by the independent members of our Board. We have not experienced any problematic governance or management issues resulting from this arrangement. The Lead Independent Director’s responsibilities and authority generally include:

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;

•	consulting with the Chairman to establish, and approving, the agenda for each Board meeting;

•	discussing with the Chairman and approving the scope of materials to be delivered to the directors in advance of Board meetings;

•	presiding at all executive sessions of the independent or non-management directors and all other Board meetings at which the Chairman is not present;

•	serving as a liaison between the Chairman and the independent or non-management directors;

•	coordinating the activities of such directors;

•	coordinating the agenda for, and moderating, sessions of the Board’s independent directors and other non-management directors;

•	facilitating communications among the other members of the Board; and

•	consulting with the chairs of the Board committees and soliciting their participation to avoid diluting their authority or responsibilities.

Our Lead Independent Director’s responsibilities and authority are more specifically described in our Corporate Governance Guidelines.

•	Our non-management directors hold executive sessions without management at regularly scheduled meetings of our Board and at such other times as our Lead Independent Director shall designate. These sessions take place outside the presence of our Chief Executive Officer or any of our other employees. The Lead Independent Director presides at these executive sessions, which allow our non-management directors the opportunity to separately consider management performance and broader matters of strategic significance to us. During 2008, our non-management directors met six times in executive sessions of the Board.

Audit Committee

•	All members of our Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

•	Our Board has determined that all members of our Audit Committee are financially literate. Our Board has also determined that William T. Van Kleef possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE and is an “audit committee financial expert” within the meaning of applicable SEC rules.

•	Our Audit Committee operates under a charter adopted by our Board that governs its duties and conduct. A copy of the charter can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100.

•	KPMG LLP, our independent auditor, reports directly to our Audit Committee.

•	Our Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and our independent auditor to receive information concerning, among other things, the integrity of our financial controls and reporting.

•	Our Audit Committee has adopted a Policy on Reporting Concerns and Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting matters.

Compensation, Benefits and Stock Option Committee

•	All members of our Compensation, Benefits and Stock Option Committee (“Compensation Committee”) have been determined to meet the NYSE standards for independence. See “Director Independence” above. Further, each member of our Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Our Compensation Committee operates under a charter adopted by our Board that governs its duties and conduct. A copy of the charter can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100.

Corporate Governance and Nominating Committee

•	All members of our Corporate Governance and Nominating Committee (“Governance Committee”) have been determined to meet the NYSE standards for independence. See “Director Independence” above.

•	Our Governance Committee operates under a charter adopted by our Board that governs its duties and conduct. A copy of the charter can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100.

•	Our Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by our management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should follow the procedures described in this proxy statement under the caption “Evaluation of Director Nominees.”

Corporate Governance Guidelines

•	We have adopted a set of Corporate Governance Guidelines, including standards for director qualification and director responsibilities. The guidelines can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100.

Codes of Business Conduct and Ethics

•	We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees and sets out our policy regarding laws and business conduct, contains other policies relevant to business conduct and sets out a process for reporting violations thereof. A copy of this code can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100. Amendments to this code will be promptly posted on our website.

•	We have also adopted a Code of Ethics for Chief Executive and Senior Financial Officers, violations of which are to be reported to our Audit Committee. A copy of this code can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100. Amendments to this code will also be promptly posted on our website.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to, or for the benefit of, our directors and executive officers.

Directors Attendance at Annual Meetings of Stockholders

All of our directors are expected to attend each annual meeting of our stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the Board in advance of such meeting. Attendance at our annual meeting will be considered by our Governance Committee in assessing each director’s performance. Last year, all of our directors attended our annual meeting of stockholders.

Communication with the Board of Directors

Stockholders and other interested parties may contact any member of our Board, any Board committee or any chair of any such committee by mail, electronically or by calling our independent, toll-free compliance line. To communicate by mail with our Board, any individual director or any group or committee of directors, correspondence should be addressed to our Board or any individual director or group or committee of directors by either name or title. All correspondence should be sent to Noble Energy, Inc., Attention: Secretary, at 100 Glenborough, Suite 100, Houston, Texas 77067. To communicate with any of our directors electronically, stockholders should go to our website at www.nobleenergyinc.com. Under the headings “Corporate Governance/Corporate Governance Guidelines,” you will find a link under Exhibit 3 (“Shareholder Communications with Directors”) that may be used for writing an electronic message to our Board, any individual director, or any group or committee of directors. In addition, stockholders may call our independent, toll-free compliance line listed on our website under the heading “Corporate Governance/Audit Committee Complaints Policy.”

All stockholder communications properly received will be reviewed by the office of our General Counsel to determine whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the appropriate director or directors.

VOTING SECURITIES

Only holders of record of our common stock, par value $3.33 1/3 per share, at the close of business on March 10, 2009, the record date for our annual meeting, are entitled to notice of, and to vote at, the meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes on filed proxies and ballots are counted as present for establishing a quorum. On the record date for our annual meeting, there were issued and outstanding 173,328,806 shares of common stock. Each share of common stock is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation sets forth, as of March 10, 2009, information with respect to the only persons who were known to us to be beneficial owners of more than five percent of the outstanding shares of our common stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

	Number of Shares
	of Common Stock		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Class

Wellington Management Company, LLP	18,051,752	(1)	10.4%
75 State Street Boston, MA 02109

FMR LLC	14,758,588	(2)	8.5%
82 Devonshire Street Boston, MA 02109

Barclays Global Investors, NA	12,902,746	(3)	7.4%
400 Howard Street San Francisco, CA 94105

NWQ Investment Management Company, LLC	12,195,877	(4)	7.0%
2049 Century Park East, 16th Floor Los Angeles, CA 90067

Capital World Investors	9,729,000	(5)	5.6%
333 South Hope Street Los Angeles, CA 90071

(1)	Wellington Management Company LLP, in its capacity as investment adviser, may be deemed to beneficially own 18,051,752 shares of common stock, which are held of record by clients of Wellington Management Company LLP. Wellington has shared voting power with respect to 9,552,830 shares of common stock and shared dispositive power with respect to 18,010,852 shares of common stock.

(2)	Included in the shares of common stock that are beneficially owned by FMR LLC are (a) 14,380,571 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940 (“Investment Advisers Act”) (which includes 9,778,336 shares held by Fidelity Contrafund, an investment company), (b) 1,401 shares beneficially owned by Strategic Advisors, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, (c) 308,326 shares beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined under Section 3(a)(6) of the Exchange Act, and (d) 68,290 shares beneficially owned by FIL Limited, a qualified institution.

(3)	Included in the shares of common stock that are beneficially owned by Barclays Global Investors, NA. are (a) 1,041,663 shares beneficially owned by Barclays Global Investors, NA, a bank as defined under Section 3(a)(6) of the Exchange Act, which has sole voting power with respect to 868,997 shares of common stock and sole dispositive power with respect to 1,041,663 shares of common stock, (b) 2,416,098 shares beneficially owned by Barclays Global Fund Advisors, an investment adviser registered under the Investment Advisers Act, which has the sole voting power with respect to 2,405,300 shares of common stock and the sole dispositive power with respect to 2,416,098 shares of common stock, (c) 1,041,663 shares beneficially owned by Barclays Global Investors, Ltd, a bank as defined under Section 3(a)(6) of the Exchange Act, which has sole voting power with respect to 868,997 shares of common stock and sole dispositive power with respect to 1,041,663 shares of common stock, (d) 641,792 shares beneficially owned by Barclays Global Investors Japan Limited, an investment adviser registered under the Investment Advisers Act of 1940, (e) 244,989 shares beneficially owned by Barclays Global Investors Canada Limited, an investment adviser registered under the Investment Advisers Act, and (f) 17,199 shares beneficially owned by Barclays Global Investors Australia Limited.

(4)	Includes shares of common stock beneficially owned by clients of NWQ Investment Management Company, LLC, which clients may include investment companies registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), and/or employee benefit plans, pension funds, charitable funds, and other institutional and high net worth clients. NWQ has sole voting power with respect to 10,609,328 shares of common stock and sole dispositive power with respect to 12,195,877 shares of common stock.

(5)	Capital World Investors is deemed to be the beneficial owner of 9,729,000 shares of common stock as a result of CRMC acting as investment adviser to various investment companies registered under the Investment Company Act.

PROPOSAL I

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board consists of nine directors, seven of whom are independent. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their successors are elected.

Directors will be elected by plurality vote of the shares present at the 2009 annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. The proxyholders will vote in favor of the nine candidates listed below unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the nine persons recommended by our Board, except where authorization to do so is withheld.

Our Board expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by our Board unless the Board chooses to reduce the number of directors serving on our Board.

Company Nominees for Director

Jeffrey L. Berenson — Mr. Berenson, age 58, is President and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until co-founding Berenson & Company, Mr. Berenson was with Merrill Lynch’s Mergers and Acquisitions department, becoming head of that department in 1986 and then co-head of its Merchant Banking unit in 1988. He was appointed to the Board of Directors of Patina Oil & Gas Corporation (“Patina”) in December 2002 and joined our Board upon completion of our merger with Patina on May 16, 2005. Mr. Berenson is also a member of the Board of Directors of Epoch Holdings Corporation.

Michael A. Cawley — Mr. Cawley, age 61, has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (“Foundation”) since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. Prior to 1991, Mr. Cawley was the President of Thompson, Cawley, Veazey & Burns, a professional corporation, attorneys at law. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Corporation. He has served on our Board since 1995 and has been our Lead Independent Director since 2001.

Edward F. Cox — Mr. Cox, age 62, is Of Counsel to, and prior to 2009 was a partner in, the law firm of Patterson Belknap Webb & Tyler llp, New York, New York, for more than five years serving as the chair of the firm’s corporate department and as a member of its management committee. He is chair of the New York League of Conservation Voters Education Fund, of the community college and charter school committees of the Trustees of The State University of New York and of the State University Construction Fund. He is also a member of New York’s merit selection constitutional Commission on Judicial Nomination. In 2006 and 2007, Mr. Cox served as the New York State Chair of Senator John McCain’s presidential campaign. Mr. Cox has served on our Board since 1984.

Charles D. Davidson — Mr. Davidson, age 59, has served as our President and Chief Executive Officer since October 2000 and has served as Chairman of our Board since April 2001. Prior to October 2000, he served as

President and Chief Executive Officer of Vastar Resources, Inc. (“Vastar”) from March 1997 to September 2000 (Chairman from April 2000) and was a Vastar director from March 1994 to September 2000. From September 1993 to March 1997, he served as a Senior Vice President of Vastar. From 1972 to October 1993, he held various positions with ARCO.

Thomas J. Edelman — Mr. Edelman, age 58, founded Patina Oil & Gas Corporation and served as its Chairman and Chief Executive Officer from its formation in 1996 through its merger with Noble Energy, Inc. in 2005. He co-founded Snyder Oil Corporation and was its President from 1981 through 1997. He served as Chairman and Chief Executive Officer and later as Chairman of Range Resources Corporation from 1988 through 2003. From 1980 to 1981, he was with The First Boston Corporation and, from 1975 through 1980 with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman is Managing Partner of White Deer Energy LP, an energy private equity fund, and serves as Chairman of Berenson & Company. He is also President of Lenox Hill Neighborhood House, a Trustee and Chair of the Investment Committee of The Hotchkiss School and a member of the Board of Directors of Georgetown University.

Eric P. Grubman — Mr. Grubman, age 51, has served as Executive Vice President of the National Football League since 2004. He was responsible for Finance and Strategic Transactions from 2004 to 2006, and has served as the League’s President of Business Ventures from 2006 to present. He was a private investor from 2001 to 2004, Co-President of Constellation Energy Group, Inc. from 2000 to 2001 and Partner and Co-Head of the Energy Group at Goldman Sachs from 1996 to 2000. Mr. Grubman joined our Board on January 27, 2009.

Kirby L. Hedrick — Mr. Hedrick, age 56, served as Executive Vice President over upstream operations for Phillips Petroleum Company from 1997 until his retirement in 2000. He joined our Board on August 1, 2002.

Scott D. Urban — Mr. Urban, age 55, served in executive management positions at Amoco and its successor, BP, from 1977 to 2005. At the time of his retirement from BP in 2005, he was Group Vice President, Upstream for several profit centers including North America Gas, Alaska, Egypt and Middle East and, before that, Group Vice President, Upstream North Sea. Mr. Urban held various positions at Amoco including, at the time of its merger with BP, Group Vice President, Worldwide Exploration. He is also a partner in Edgewater Energy Partners, an organizational consulting firm for energy-related industries, and a member of the Board of Directors of Pioneer Drilling. Mr. Urban joined our Board on October 23, 2007.

William T. Van Kleef — Mr. Van Kleef, age 57, served in executive management positions at Tesoro Corporation (“Tesoro”) from 1993 to 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro, Mr. Van Kleef held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. He joined our Board on November 11, 2005. Mr. Van Kleef is also a member of the Board of Directors of Oil States International, Inc.

Generally, our By-laws provide that a stockholder must deliver written notice to our Secretary no later than 120 calendar days prior to our annual meeting naming the stockholder’s nominee(s) for director and specifying certain information concerning the stockholder and nominee(s) as described below under the section “Evaluation of Director Nominees.” Accordingly, a stockholder’s nominee(s) for director to be presented at our 2010 annual meeting of stockholders must be received by us no later than December 29, 2009.

Our Board unanimously recommends that stockholders vote FOR the election of each of its nine nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board held eleven meetings in 2008, consisting of five regular meetings, its annual organizational meeting and five special meetings.

Evaluation of Director Nominees

Our Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to our Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, diversity, character, judgment, age, independence, corporate experience, length of service, potential conflicts of interest and commitments (including, among other things, service on the boards or comparable governing bodies of other public companies, private business companies, charities, civic bodies or similar organizations) and other qualities, are believed to enhance our Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and to satisfy any independence requirements imposed by law, regulation or listing standards of the NYSE.

In general, nominees for director should have an understanding of the workings of large business organizations such as the Company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of our Board. In addition, our Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Our Governance Committee will also seek to have our Board represent a diversity of backgrounds, experience, gender and race.

Our Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on our Board — for example, retirement as a CEO or CFO of a public company or exiting government or military service or business and civic leaders in the communities in which our facilities are located. Our Governance Committee also, from time to time, will engage firms that specialize in identifying director candidates. Our Governance Committee will also consider candidates recommended by our stockholders.

Once a person has been identified by our Governance Committee as a potential candidate, the committee may collect and review available information regarding the person to assess whether the person should be considered further. If our Governance Committee determines that the person warrants further consideration, the committee Chair or another member of our Governance Committee will contact the individual. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Governance Committee will request information, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. Our Governance Committee’s evaluation process will be the same whether or not a candidate is recommended by a stockholder, although our Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Our Governance Committee will consider director nominees of stockholders, provided that such recommendations are made in writing to the attention of our Secretary and generally received not less than 120 days before the anniversary date of the immediately previous year’s annual meeting of stockholders. A stockholder must include the following information with each recommendation for a director nominee:

•	the name and address of the stockholder and evidence of the stockholder’s ownership of our stock, including the number of shares owned and the length of time of ownership, as well as any other direct or indirect pecuniary or economic interest the person may have in any of our stock;

•	whether the stockholder intends to appear in person or by proxy at our annual stockholders’ meeting to make the nomination;

•	a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made; and

•	the name, age and business and residence address of the candidate, the candidate’s résumé or a listing of his or her principal occupation or employment and qualifications to be a member of our Board and the person’s consent to be named as a director if selected by our Governance Committee and nominated by our Board; and

•	the class and number of shares of our stock that are beneficially owned by the candidate and any other direct or indirect pecuniary economic interest that the candidate may have in any of our stock.

Changes in the Board of Directors

Bruce A. Smith resigned from our Board effective February 1, 2008. After evaluation of director candidates to fill the position vacated by Mr. Smith, Eric P. Grubman was appointed to our Board on January 27, 2009.

Committees of the Board of Directors

Our Board has four standing committees, whose names, current members and purposes are as follows:

Audit Committee — William T. Van Kleef, Chair; Michael A. Cawley; and Scott D. Urban. The primary purpose of our Audit Committee is to: (1) assist our Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in our annual proxy statement. Our Audit Committee held eight meetings during 2008. For more details, see information under the section “Report of the Audit Committee.”

Compensation, Benefits and Stock Option Committee — Kirby L. Hedrick, Chair; Jeffrey L. Berenson; and Edward F. Cox. The purpose of our Compensation Committee is to: (1) review and approve our goals and objectives in the areas of: (a) salary and bonus compensation, (b) benefits, and (c) equity-based compensation, as they relate to our Chief Executive Officer (“CEO”), evaluating our CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by our Board), determine and approve our CEO’s compensation level based on that evaluation; (2) make recommendations to our Board with respect to non-CEO executive officer compensation, incentive-compensation plans and equity-based plans that are subject to Board approval; and (3) produce an annual report on executive compensation as required by the SEC to be included, or incorporated by reference, in our proxy statement or other applicable SEC filings. Our Board has delegated authority to our Compensation Committee to determine and approve our compensation philosophy; the annual salary, bonus, equity-based compensation and other benefits applicable to our executive officers; and equity-based compensation applicable to non-executive-officer employees. Our Compensation Committee held seven meetings during 2008. For more details, see information under the section “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee — Michael A. Cawley, Chair; Jeffrey L. Berenson; Edward F. Cox; Kirby L. Hedrick; Scott D. Urban; and William T. Van Kleef. The overall purpose of our Governance Committee is to: (1) take a leadership role in providing a focus on corporate governance to enable and enhance our short- and long-term performance; (2) engage in appropriate identification, selection, retention and development of qualified directors consistent with criteria approved by our Board; (3) develop, and recommend to our Board, a set of corporate governance principles or guidelines applicable to us; (4) advise our Board with respect to the Board’s composition, procedures and committees; and (5) oversee the evaluation of our Board and management. Our Governance Committee held five meetings during 2008.

Environment, Health and Safety Committee — Edward F. Cox, Chair; Charles D. Davidson; Thomas J. Edelman; Kirby L. Hedrick; and Scott D. Urban. The overall purpose of our Environment, Health and Safety

Committee is to assist our Board in determining whether we have appropriate policies and management systems in place with respect to environment, health and safety (“EH&S”) matters and to monitor and review compliance with applicable EH&S laws, rules and regulations. Our Environment, Health and Safety Committee held three meetings during 2008.

Each of our directors attended at least 75% of the meetings of our Board and its committees of which such director was a member during 2008.

Compensation Committee Interlocks and Insider Participation

Kirby L. Hedrick, Jeffrey L. Berenson and Edward F. Cox served on our Compensation Committee for all of 2008. There were no Compensation Committee interlocks nor insider (employee) participation during 2008.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of our Board has appointed the firm of KPMG LLP to serve as our independent auditor for the fiscal year ending December 31, 2009. This firm has audited our accounts since May 2002. Although action by our stockholders on this matter is not required, our Audit Committee believes that it is important to seek stockholder ratification of this appointment in light of the critical role played by our independent auditor in maintaining the integrity of our financial controls and reporting.

One or more representatives of KPMG LLP are expected to be present at our annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Our Board unanimously recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as our independent auditor.

PROPOSAL III

APPROVAL OF AMENDMENT TO
1992 STOCK OPTION AND RESTRICTED STOCK PLAN

Our 1992 Plan was adopted by our Board and approved by our stockholders at the 1992 annual meeting of stockholders, and was most recently amended in 2007. At the 2009 annual meeting, our stockholders are being asked to approve an amendment to our 1992 Plan to increase the number of shares of common stock authorized for issuance under the 1992 Plan from 22,000,000 shares to 24,000,000 shares (an increase of 2,000,000 shares). Our Board unanimously adopted this amendment on March 18, 2009, subject to stockholder approval at our annual meeting.

Background and Purpose

Our Board recommends approval of the amendment to the 1992 Plan to enable the continued use of the 1992 Plan for stock-based grants consistent with the objectives of our compensation program in order to:

•	promote the long-term success of the Company;

•	continue to attract and retain high quality talent;

•	motivate key employees by instilling a sense of business ownership in the Company;

•	provide incentive compensation opportunities that are competitive with those of our compensation peer group; and

•	further align the interests of our stockholders, executive officers and employees.

We believe that the success of our compensation program, including the use of stock-based grants under our 1992 Plan, is well-evidenced by the performance of our common stock over the last several years, as we ranked third among our peer group in total stockholder return for the three-year period 2006 through 2008 at 24.9%. Stockholder return represents the change in capital value of our common stock for the period indicated, plus dividends, expressed as a percentage.

The use of stock-based grants under our 1992 Plan continues to be an important part of our compensation program. Of the 22,000,000 shares currently authorized for issuance under the 1992 Plan, 2,805,109 shares remain as of March 10, 2009 after January 31, 2009 grants totaling 1,893,679 shares. We do not believe that this leaves sufficient shares available for more than one additional year of grants under the 1992 Plan. By increasing the number of shares authorized for issuance under our 1992 Plan by 2,000,000, a total of 4,805,109 shares would be available. This increase would, in essence, replenish the shares consumed in our January 31, 2009 grants and give us the flexibility to continue to make stock-based grants over the next two years in amounts determined appropriate by our Compensation Committee. The proposed amendment will not be implemented unless approved by our stockholders. If the proposed amendment is not approved by our stockholders, the 1992 Plan will remain in effect in its present form.

As of the record date of March 10, 2009, there were a total of 173,328,806 shares of our common stock issued and outstanding. In addition to the shares remaining available for issuance under the 1992 Plan, there were 568,841 shares available for grant under the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (“2005 Plan”). The Company had a total of 7,004,445 stock options outstanding with a weighted average exercise price of $44.55 and a weighted average remaining term of 6.6 years, and 1,341,989 shares of restricted stock outstanding as of the record date.

The following is a summary of the principal features of our 1992 Plan as amended to reflect the proposed plan amendment. The summary does not purport to be a complete description of all provisions of our 1992 Plan and is qualified in its entirety by the text of the 1992 Plan, a copy of which (as amended to reflect the proposed plan amendment) is attached to this proxy statement as Appendix A. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 1992 Plan.

General

Under our 1992 Plan, shares of Common Stock may be subject to grants of Nonqualified Options, SARs or awards of Restricted Stock to officers and other employees of the Company or one of its Affiliates. Our 1992 Plan originally also permitted grants of Incentive Options but was amended in 1996 to provide, among other things, that no Incentive Options or any SARs that relate to such Incentive Options could be granted after December 9, 2006. Nonqualified Options and any SARs related thereto may be granted, and Restricted Stock may be awarded, until the shares of Common Stock available under the 1992 Plan have been exhausted or the 1992 Plan has been terminated. Shares of Common Stock covered by a Nonqualified Option that expires or terminates prior to exercise and shares of Restricted Stock returned to the Company are again available for grant of Nonqualified Options and awards of Restricted Stock. Our 1992 Plan contains antidilution provisions that apply in the event of an increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration therefor by the Company, through a stock dividend or through a stock split, combination or exchange of our shares that results from a recapitalization, merger or other restructuring in which the Company is the surviving company. In the event of such increase or decrease, appropriate adjustments will be made in the maximum number of shares subject to the 1992 Plan and the number of shares and option prices under then outstanding Nonqualified Options.

Administration

Our 1992 Plan provides that it is to be administered by a committee of our Board. The committee must consist of two or more of our directors, all of whom must be (1) Non-Employee Directors as defined in Rule 16b-3 of the Exchange Act and (2) Outside Directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the regulations promulgated thereunder. Our Compensation Committee meets these requirements and thus administers our 1992 Plan. In doing so, our Compensation Committee determines the grants of Nonqualified Options and awards of Restricted Stock, the terms and provisions of the respective agreements covering the grants or awards and all other decisions concerning the 1992 Plan. Our 1992 Plan provides that the determination of the committee is binding with respect to all questions of interpretation and application of the 1992 Plan and of Nonqualified Options granted or awards of Restricted Stock made thereunder, subject to the express provisions of the 1992 Plan and except as set forth below under “Stock Options and SARs” and “Amendment and Duration of the 1992 Plan.”

Eligibility

All of our regular salaried executive officers and other employees and those of our Affiliates are eligible to participate in the 1992 Plan. As of March 10, 2009, all of our executive officers and approximately 492 other current employees participate in the 1992 Plan.

Market Value

On March 10, 2009, the reported closing price per share of our Common Stock on the NYSE was $45.74.

Stock Options and SARs

Our 1992 Plan provides that, from time to time during the term of the plan, the committee, in its sole discretion, may grant Nonqualified Options, Restricted Stock or any combination thereof to any employee eligible under the 1992 Plan. Each person who accepts a Nonqualified Option is required to enter into an agreement with the Company whereupon the person shall become a participant in the 1992 Plan in accordance with the terms of the agreement.

The committee may, from time to time, grant SARs in conjunction with all or any portion of a Nonqualified Option either at the time of the initial Nonqualified Option grant or at any time after the initial grant while the Nonqualified Option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as Nonqualified Options, as described above. SARs entitle an Optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of the exercise) over the aggregate purchase price of the shares as provided in the related Nonqualified Option. Payment may be made in shares of already owned Common Stock or in cash, or a combination thereof, as determined by the committee.

Option Price

The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (1) the par value of the Share or (2) 100% of the Fair Market Value of the Share at the time the Nonqualified Option is granted. If the Company agrees to substitute a new option under the 1992 Plan for an old Nonqualified Option, or to assume an old Nonqualified Option, as provided for in the 1992 Plan, the option price of the Shares covered by each new Nonqualified Option or assumed Nonqualified Option may be otherwise determined by a formula; provided, however, in no event shall: (a) the excess of the aggregate Fair Market Value of the Shares subject to the Nonqualified Option immediately after the substitution or assumption over the aggregate option price of the Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the option immediately prior to the substitution or assumption over the aggregate option price of the Shares; or (b) the ratio of the option price to the Fair Market Value of the stock subject to the Nonqualified Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Nonqualified Option immediately prior to the substitution or assumption, on a Share by Share basis.

Restricted Stock

Our 1992 Plan provides that Restricted Stock may be awarded by the committee to the eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for Nonqualified Option grants. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (“Restricted Period”). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the 1992 Plan, the recipient of Restricted Stock would be the record owner of the shares and have all the rights of a stockholder with respect to the shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to the shares.

Our 1992 Plan provides that the committee has the authority to cancel all or any portion of any outstanding restrictions prior to the end of the Restricted Period with respect to any and all of the shares of Restricted Stock awarded to an individual on the terms and conditions as the committee may deem appropriate. If the terms and conditions for the removal of the restrictions on the Restricted Stock that has been awarded to a recipient are not satisfied, the Restricted Stock is forfeited by the recipient and returned to the Company.

Amendment and Duration of the 1992 Plan

The Board may at any time amend, suspend or terminate our 1992 Plan; provided, however, the Board may not, without the approval of the stockholders of the Company, amend the 1992 Plan so as to (1) increase the maximum number of shares subject thereto, or (2) reduce the option price per share covered by Options granted under the 1992 Plan below the price specified in the 1992 Plan. Additionally, the Board may not modify, impair or cancel any outstanding Option or SARs related thereto, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

United States Federal Income Tax Consequences

The following summary is based upon an analysis of the Internal Revenue Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and the consequences may be either more or less favorable than those described below depending on an employee’s particular circumstances.

Nonqualified Options.  No income will be recognized by an Optionee for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares and, subject to the deduction limitations described below, the Company will be entitled to a deduction equal to the ordinary income recognized by the Optionee.

The basis of shares transferred to an Optionee pursuant to exercise of a Nonqualified Option is the price paid for the shares plus an amount equal to any income recognized by the Optionee as a result of the exercise of the option. If an Optionee thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Optionee for federal income tax purposes.

If an Optionee uses already-owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Optionee upon the exercise will be taxable to the Optionee as ordinary income. If the already-owned shares of Common Stock are not “statutory option stock” (as defined in Section 424(c)(3)(B) of the Internal Revenue Code) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Internal Revenue Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Optionee’s basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already-owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon the exercise will be statutory option stock, or how the Optionee’s basis will be allocated among the shares received.

The ordinary income recognized by an Optionee upon the exercise of a Nonqualified Option is compensation subject to withholding for federal income tax purposes, and the Company must make arrangements with the Optionee to ensure that the amount of the tax required to be withheld by the Company is paid to the Internal

Revenue Service for the benefit of the Optionee. This tax withholding obligation may be satisfied by an Optionee at the time of the exercise of a Nonqualified Option by paying cash to the Company or by transferring already-owned shares of Common Stock to the Company. If an Optionee transfers already-owned shares of Common Stock to the Company in order to satisfy the Company’s tax withholding obligation, the transfer of such shares will be a taxable event.

If the already-owned shares of Common Stock are not statutory option stock or are statutory option stock with respect to which the applicable holding period has been satisfied, the amount by which the consideration received by the Optionee (i.e., the amount of the Optionee’s tax withholding that is satisfied by the transfer, plus any cash paid by the Company to the Optionee in lieu of a fractional share) exceeds the Optionee’s basis in the transferred stock will be a capital gain to the Optionee (or, if the consideration received is less than the Optionee’s basis, the difference will be a capital loss to the Optionee). If the already-owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the shares will be a disqualifying disposition of statutory option stock.

SARs.  There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient’s income.

Restricted Stock.  If the restrictions on an award of Restricted Stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Internal Revenue Code, the recipient will not recognize income for federal income tax purposes at the time of the award unless the recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Internal Revenue Code. In the absence of an election, the recipient will be required to include in income for federal income tax purposes in the year in which the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code, the fair market value of the shares of restricted stock on that date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at the time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to the forfeiture. Dividends paid to a recipient holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient’s income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income rather than additional compensation to the recipient.

If the restrictions on an award of Restricted Stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Internal Revenue Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at that time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

Limitations on the Company’s Compensation Deduction.  Section 162(m) of the Internal Revenue Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for the year exceeds $1.0 million, unless the compensation is performance-based. Compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirements for performance-based compensation if (1) the grant or award is made by a compensation committee composed of two or more outside directors; (2) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (3) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 1992 Plan has been designed to enable awards of Options and SARs granted by the committee to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Our Board unanimously recommends that stockholders vote FOR the approval of the proposed amendment to our 1992 Plan.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tabulation sets forth, as of March 10, 2009, the shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included in this proxy statement, and all directors and named executive officers as a group.

	Common Stock Beneficially Owned(1)
	Number of		Percent of
Name	Shares(2)(3)		Class

Director
Jeffrey L. Berenson	38,858		0.02%
Michael A. Cawley	49,475	(4)	0.03
Edward F. Cox	31,534	(7)	0.02
Charles D. Davidson	1,209,058	(5)	0.70
Thomas J. Edelman	2,423,861	(6)	1.40
Eric P. Grubman	4,058		—
Kirby L. Hedrick	70,034		0.04
Scott D. Urban	21,792		0.01
William T. Van Kleef	54,034		0.03
Named Executive Officer (excluding any director named above)
Rodney D. Cook	86,399		0.05
Susan M. Cunningham	261,834		0.15
David L. Stover	237,942		0.14
Chris Tong	163,992		0.09
All directors and named executive officers as a group (13 persons)	4,652,871	(4)(5)	2.68%

(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power.

(2)	Includes shares not outstanding but subject to options that are currently exercisable (or that will become exercisable on or before May 9, 2009), as follows: Mr. Berenson — 14,851 shares; Mr. Grubman — 0 shares; Mr. Cawley — 46,651 shares; Mr. Cox — 11,651 shares; Mr. Davidson — 992,085 shares; Mr. Edelman — 287,465 shares; Mr. Hedrick — 61,651 shares; Mr. Urban — 14,168 shares; Mr. Van Kleef — 22,851 shares; Mr. Cook — 48,173 shares; Ms. Cunningham — 213,498 shares; Mr. Stover — 159,756 shares; and Mr. Tong — 110,454 shares.

(3)	Includes restricted stock awards not currently vested, as follows: Mr. Berenson — 1,559 shares; Mr. Cawley — 1,559 shares; Mr. Cox — 1,559 shares; Mr. Davidson — 155,429 shares; Mr. Edelman — 1,559 shares; Mr. Grubman — 4,058 shares; Mr. Hedrick — 1,559 shares; Mr. Urban — 1,559 shares; Mr. Van Kleef — 1,559 shares; Mr. Cook — 33,177 shares; Ms. Cunningham — 36,409 shares; Mr. Stover — 67,524 shares; and Mr. Tong — 35,122 shares.

(4)	Mr. Cawley is one of 12 trustees of The Samuel Roberts Noble Foundation, Inc. (the “Foundation”). The Foundation holds of record 1,577,166 shares of our common stock. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Where there are multiple trustees of a company and a majority vote is required for corporate action, no individual trustee is deemed to have beneficial ownership of securities held by such company. Accordingly, the 1,577,166 shares held of record by the Foundation are not reflected in Mr. Cawley’s beneficial ownership of common stock.

(5)	Includes shares indirectly held in a qualified 401(k) Plan, as follows: Mr. Davidson — 3,248 shares.

(6)	Includes 1,100,000 shares held under deferred compensation plans.

(7)	Includes 12,000 shares held by spouse.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The first part of our Compensation Discussion and Analysis, entitled Compensation Considerations in the Current Environment, discusses how our executive compensation program operates in the current economic environment. The second part, entitled Overview of Our Executive Compensation Program, discusses the elements and provides an analysis of our executive compensation program. The third part includes a presentation of executive compensation in tabular form.

Compensation Considerations in the Current Environment

Our Compensation Committee evaluated and set 2008 executive compensation in the context of the Company’s operational performance, the current global economic environment and the recent decline in the oil and natural gas commodity market. In this difficult environment, we believe that our 2008 compensation program is balanced and reasonable. Our goal is to link compensation strongly to performance through the use of financial incentives that are tied to the Company’s operational and financial performance. We do not use highly leveraged incentives that might encourage adverse short-term behavior, but instead strive to incentivize consistent, longer-term performance and achievement of strategic objectives.

We recognize that value-creating performance by a group of executives does not always translate immediately into appreciation in our stock price, particularly in periods of economic stress and commodity price declines. Our Compensation Committee considered the impact that recent global economic and commodity market declines have had on our stock price. It is the committee’s belief that the Company made exceptional progress on a number of strategic objectives during 2008, significantly enhancing the future value of the Company.

Performance during 2008 was a one of extreme contrasts. We reported record net income of $1.4 billion and record discretionary cash flow of $2.4 billion. We also saw record annual daily production, up eight percent from 2007. We replaced 147% of our production (before adjustment of reserves for year-end prices), and had the most successful exploration effort in the Company’s history with significant discoveries in West Africa, Israel, and the deepwater Gulf of Mexico. In contrast to this excellent operational and financial performance, our stockholder return for the year was a negative 37.5%. Although this was within the median range of our peer group and the Standard & Poor’s 500, it was disappointing to experience such a sudden loss in stockholder value given our operational and financial performance. Over the longer term, we ranked third among our peer group in total stockholder return for the three-year period 2006 through 2008 at 24.9%. Taking these factors into account, we reduced the payout versus target of our 2008 Short Term Incentive Plan award compared to 2007 by an average of 31.5% for executive officers other than the CEO. The CEO’s payout was reduced approximately 45% compared to 2007.

Overview of Our Executive Compensation Program

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultants.

Compensation Program Oversight

Role of Compensation Committee

The purpose of our Compensation Committee is set out in detail in the committee’s charter but generally is to:

•	review and approve our goals and objectives relating to CEO compensation, evaluating our CEO’s performance based on those goals and objectives and determining and approving our CEO’s compensation level based on that evaluation;

•	make recommendations to our Board with respect to non-CEO executive officer compensation; and

•	produce an annual report on executive compensation as required by the SEC to be included, or incorporated by reference, in our proxy statement or other applicable SEC filings.

The committee also serves an important role in setting the overall compensation philosophy, goals and objectives of the Company.

Our Board has delegated authority to our Compensation Committee to determine and approve (1) our compensation philosophy, (2) the compensation of our non-CEO executive officers, and (3) equity-based compensation applicable to non-executive-officer employees.

Membership

Our Board appoints our Compensation Committee members and Chair, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of our Compensation Committee may be removed, with or without cause, by our Board. Our Governance Committee, after consultation with our Lead Independent Director, makes recommendations to our Board with respect to the appointment of Board members to all of its committees considering, in the case of our Compensation Committee, criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements. No member of our Compensation Committee participates in any of our employee compensation programs, and our Board has determined that none of our Compensation Committee members has any material business relationship with us.

Independence

We believe that these membership criteria are met by Kirby L. Hedrick, Jeffrey L. Berenson and Edward F. Cox, who currently serve on our Compensation Committee and did so throughout 2008. Each has been determined by our Board to meet the NYSE standards for independence, to be a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and to be an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code.

Meetings

Our Compensation Committee’s meeting schedule is determined annually and meeting agendas are based on an annual calendar of recurring agenda items approved by the committee. The meeting agendas may include additional items as determined by the committee in its discretion, and the committee may also hold special meetings. Committee meeting agendas are reviewed by our Lead Independent Director and approved by the committee Chair. Our Compensation Committee held seven meetings during 2008.

Delegation of Authority

In an effort to minimize the need for special meetings of our Compensation Committee to address routine compensation matters involving non-executive-officer employees, the committee has delegated limited authority to our CEO to (1) grant stock options and restricted stock to new hires for employment inducement purposes, (2) approve cash retention payments, and (3) make adjustments related to change of control severance plan participation resulting from organizational changes affecting employees not participating in the Change of Control Severance Plan for Executives. Actions taken by our CEO under these delegations are required to be reported to our Compensation Committee at its next regularly scheduled meeting and the committee reviews the appropriateness of the delegation on an annual basis.

Role of Management

Our CEO and our Vice President — Human Resources generally attend Compensation Committee meetings and provide input to the committee with respect to executive compensation, key job responsibilities, performance objectives and compensation trends. They also coordinate with our compensation consultant to ensure that committee requests regarding executive compensation matters are addressed. We believe that our CEO and Vice

President — Human Resources are best qualified to support the committee in these areas given their understanding of our business and personnel, compensation program and competitive environment. In this supporting role they may provide information and recommendations relevant to establishing performance measures, weightings, targets, and similar items that affect compensation, including that of our CEO and other executive officers, and may request that our Compensation Committee schedule special meetings to address executive compensation matters as appropriate. Our CEO is closely involved in assessing the performance of our executive officers, and advising our Compensation Committee in that regard. Our CEO and Vice President — Human Resources may also communicate directly with our compensation consultant in this supporting role. Our Compensation Committee is not obligated to accept our management’s recommendations with respect to executive compensation matters, and meets in executive session to discuss such matters outside of the presence of our management. During 2008, the committee held four executive sessions.

Role of Compensation Consultant

Our Compensation Committee may retain, at our expense, independent compensation consultants it deems advisable to assist it in executive compensation matters. The committee meets with the compensation consultants, with and outside the presence of our management, to review findings based on market research regarding executive compensation and considers those findings in determining and making adjustments to our executive compensation program.

The committee retained Towers Perrin as its independent compensation consultant for purposes of reviewing our 2008 executive compensation program and providing comparative market data on compensation practices and programs based on an analysis of our peer companies and other factors. The committee further reviewed its compensation consultant needs in January 2009, considering Towers Perrin’s past performance and its familiarity with our executive compensation program and the compensation programs of our peer companies and sector, the benefits of retaining the same consultant compared to those of engaging a different consultant, and independence taking into account that of the total approximate $81,000 we paid to Towers Perrin in 2008, approximately $66,000 represented consulting services in the area of executive compensation. Based on this review, our Compensation Committee found Towers Perrin to be independent and retained Towers Perrin as its compensation consultant for 2009.

Towers Perrin also provided compensation consulting services to our Governance Committee in 2008, and in 2009 continues to assist it in reviewing and determining fees and equity compensation paid or awarded, as the case may be, to our non-employee directors.

Other Compensation Considerations

Compensation Peer Group

When making compensation decisions, we also look at the compensation of our CEO and other executive officers relative to that paid to similarly-situated executives at companies that we consider to be our peers — this is often referred to as “benchmarking.” We consider benchmarking data in determining executive officer base salary, our short term incentive plan target bonus percentage factors, equity grant levels and the overall structure of our compensation program. We believe, however, that a benchmark should be just that — a point of reference for measurement — but not the determinative factor for our executives’ compensation. Because comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, our Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the committee may decide to not use comparative compensation information at all in the course of making compensation decisions.

Our Compensation Committee established our current peer group of companies in 2008, which consists of larger and smaller publicly traded oil and gas exploration and production companies that have similar operating and financial characteristics. With the assistance of our CEO and our compensation consultant, as appropriate, our Compensation Committee reviews the composition of the peer group annually to ensure that companies remain relevant for comparative purposes. After review in January 2009, our Compensation Committee retained the same compensation peer group from 2008. Our compensation peer group, therefore, consists of:

• Anadarko Petroleum Corp.	• Newfield Exploration Company
• Apache Corp.	• Noble Energy, Inc.
• Cabot Oil & Gas Corporation	• Pioneer Natural Resources Company
• Chesapeake Energy Corp.	• Plains Exploration and Production Company
• Devon Energy Corp.	• Range Resources Corporation
• EOG Resources, Inc.	• Southwestern Energy Company
• Forest Oil Corp.	• XTO Energy Inc.
• Murphy Oil Corp.

We believe that this group of companies continues to be representative of the sector in which we operate, and was chosen for a variety of reasons including each of the companies’ market size and geographic scope of operations, the nature and relative complexity of their businesses and the roles and responsibilities of their executive officers.

Internal Pay Equity

When making executive compensation decisions, our Compensation Committee analyzes total compensation with a focus on base salary, short term incentive plan and long term incentive plan elements. To facilitate this analysis, our CEO and Vice President — Human Resources work with our compensation consultant to provide the committee comparative compensation information in these areas for each executive officer, along with summary information on post-employment compensation trends, benefits and other relevant factors. This information is compiled in written report format and includes recent publicly available information and other market data, as well as tally sheets detailing the base salary, short term incentive plan and long term incentive plan elements. We believe that this information provides our Compensation Committee with a sufficient basis to evaluate executive officer compensation by presenting a comprehensive review of compensation data on each executive officer and the opportunity for related discussion with our compensation consultant.

While comparisons to compensation levels at companies in our compensation peer group are helpful in assessing the overall competitiveness of our executive compensation program, we believe that our program must also be internally consistent and equitable. In its review of total compensation, our Compensation Committee considers the relationship between our CEO’s total compensation and that of our other executive officers. The committee has not adopted a formal policy regarding internal pay equity, but in 2008 concluded that CEO compensation was equitable compared to that of our Chief Operating Officer (COO) and other named executive officers in recognition of the CEO’s broad responsibility and accountability for the Company’s strategy and operations, compliance and controls, investor relations and role as Chairman of the Board of Directors. The 2008 total compensation of the COO was likewise found to be equitable compared to that of the next named executive officer in recognition of the COO’s broad responsibility for the Company’s worldwide exploration and production operations, our Compensation Committee’s views on that position relative to the other named executive officer positions and the fact that two of the other named executive officers report directly to the COO. The Compensation Committee likewise concluded that the compensation of our other named executive officers was equitable in light of their respective roles, responsibilities and reporting relationships.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to incentivize consistent, longer-term performance and achievement of strategic objectives in a manner that will:

•	compensate employees for the value of their contributions;

•	provide total compensation that is flexible enough to respond to changing market conditions and that also aligns compensation levels with performance; and

•	provide total compensation that will attract, motivate and retain individuals of high quality and support a long-standing internal culture of loyalty and dedication to our interests.

We believe that linking executive compensation to Company performance is in the best interest of our stockholders and, as an individual’s level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of incentive-based compensation including equity-linked compensation. As performance goals are met or exceeded, resulting in increased value to stockholders, our executive officers should be rewarded commensurately. Our Compensation Committee believes that our 2008 executive compensation program fulfilled these objectives.

Elements of Our Executive Compensation Program

Our executive compensation program consists of four principal elements: base salary, a short-term incentive plan, a long-term incentive plan and post-employment compensation. The following is a discussion of each of these elements and their respective roles in our compensation program.

Base Salary

Base salary provides a cash foundation for our total compensation program that helps us attract and retain individuals of high quality. Our Compensation Committee believes that base salaries for executive officers should be competitive with comparable positions in peer companies to allow us to attract and retain such individuals. The policy of our Compensation Committee generally is to establish base salary levels that approximate the market median. Competitive information is obtained through oil and gas industry compensation surveys and other analyses conducted by our compensation consultant. Our Compensation Committee analyzes this information and makes appropriate annual adjustments. Based on the results of market data provided by Towers Perrin regarding 2008 executive compensation, adjustments were made in 2008 to certain executive officers’ base salaries to more closely approximate the market median.

Short-Term Incentive Plan

Our short-term incentive plan (“STIP”) is a performance-based annual incentive bonus plan that is payable in cash and available to all of our full-time employees, including executive officers. It provides a performance-based incentive beyond base salary that is designed to motivate performance and compensate employees for the value of their annual contributions. In addition, given its annual nature and discretionary component, the STIP has flexibility to respond to changing market conditions.

The target STIP bonus for an employee is the employee’s base salary at year-end multiplied by the percentage factor assigned to the employee’s salary classification. Target bonus percentage factors range from 6 to 100%, with factors of 100% for the CEO and from 75% to 90% for the other named executive officers, with the differences primarily attributable to each officer’s respective scope of responsibility within the Company. Payout under the plan may range from 0 to 2.5 times the aggregate target bonus pool for all employees.

In January of each year, our Compensation Committee approves annual STIP performance-based measures, including their relative weighting and specific targets, in addition to a discretionary component to be determined by the committee as discussed below. The measures, weighting and targets are communicated to our executive officers at that time. The 2008 measures approved by our Compensation Committee on January 21, 2008 accounted for 50% of the STIP formula and consisted of quantitative targets for proved reserve additions, production, controllable unit costs, and discretionary cash flow. Discretionary cash flow is a non-GAAP financial measure that is calculated by adding back depreciation, depletion, amortization and various other non-cash expense items to net income.

Our Compensation Committee approves the target for each performance measure after considering prior year financial and operational results, the Board-approved budget, planned projects and capital spending plans for the upcoming year. Our Compensation Committee also considers that the achievement of those targets can be significantly affected by availability of labor and equipment, acquisitions and sales, weather, product demand and pricing, competition and other industry conditions that cannot be determined with certainty at the time the targets are set. This is particularly true in the current economic and commodity price environment. We believe that our targets are set aggressively in light of these variables and require achievement of significant performance.

The targets for the annual STIP performance measures may include certain adjustments that are not normally included in publicly reported results. For instance, the production target is significantly reduced from reported production by discounting gas volumes sold at a lower price in Equatorial Guinea. In addition, any significant acquisitions or divestitures are excluded when considering performance against the production and discretionary cash flow targets. Also, the reserve target is adjusted at the end of the year to reflect actual capital expenditures and the discretionary cash flow target excludes deferred taxes. Including these adjustments, the targets for 2008 were 120.7 million barrels of oil equivalent for proved reserve additions, 187.2 thousand barrels oil equivalent per day for production, the 50th percentile relative to compensation peer group for controllable unit costs for the 12-month period ending September 30, 2008 and $1.72 million in discretionary cash flow. The first three targets were weighted 14% each and the discretionary cash flow target was weighted 8%. The remaining 50% is the discretionary component determined by the Compensation Committee.

Payout curves were approved for each measure at the time targets were set, ranging from a factor of 0 to 2.5, with a 1.0 factor at each target. The Company’s 2008 performance exceeded the targets for production, controllable unit costs and discretionary cash flow, but fell short of the target for proved reserve additions due to commodity price-related revisions. Our Compensation Committee reviewed information provided by management on actual performance for each measure as applied to the measure’s payout curve to determine the bonus factor for that measure. Each bonus factor was then multiplied by the weighting for its respective measure, with the sum of the four bonus factors, as adjusted for weighting, yielding the performance-based STIP component.

The discretionary component, which accounted for the remaining 50% of the 2008 STIP formula, was determined by our Compensation Committee based on the committee’s review of overall Company performance, including other performance-based measures such as exceptional exploration results, strong operational performance after adjusting for the impact of Hurricane Ike, average relative stockholder return versus peers, and the negative annual stockholder return.

The sum of the performance-based and discretionary components was applied to the Company’s aggregate target bonus pool to determine our total bonus amount to be paid. This amount was then allocated between executive officers and other employees. In the case of executive officers, the Committee considered the performance of the CEO as measured against operational and financial goals submitted by the CEO earlier in the year, as well as the CEO’s assessment of the performance of the other executive officers as measured against goals each submitted earlier in the year for his or her business unit or organization, and allocated the pool based on that assessment of individual performance and each executive officer’s respective target bonus percentage factor. A cash payout under the plan based on the Company’s 2008 performance occurred in February 2009.

The 2009 performance-based measures and specified targets were approved by our Compensation Committee on January 26, 2009 and communicated to our executive officers. Our Compensation Committee elected to retain the same four performance-based measures used in 2008 with the same relative weighting, but different specified targets. We believe that the approved targets for 2009 will be appropriately difficult to achieve since they will be affected by many of the same challenges and uncertainties as described above. While those targets are disclosed above in the context of historical 2008 performance, we believe that the disclosure of 2009 targets would result in competitive harm to us and are therefore omitted since (1) we are engaged in a highly competitive business, (2) we may pursue opportunities in areas without first publicly disclosing our intention to do so and (3) disclosure of these targets might enable our competitors to determine our strategic areas of interest and priorities throughout the year. We also do not believe that the disclosure of 2009 targets is material to an understanding of our 2008 executive compensation program as covered by this proxy statement.

Long-Term Incentive Plan

Our long-term incentive plan (“LTIP”) was approved by our Compensation Committee and adopted by our Board on January 27, 2004 and is primarily an equity-linked plan that is available to our executive officers and certain other key employees determined on an annual basis. It is designed to attract, motivate and retain individuals of high quality by:

•	providing competitive long-term incentive compensation opportunities;

•	rewarding outstanding achievement by those who can most directly affect our performance and instill a sense of business ownership; and

•	aligning the interests of our employees with those of our stockholders so as to maximize long-term stockholder value creation.

Under our LTIP, which was effective January 1, 2004, grants or awards of stock options, restricted stock and performance units were made in 2004, 2005 and 2006. The stock options and restricted stock were granted under our 1992 Plan, which was approved by our stockholders in 1992 and most recently amended in 2007. The 1992 Plan permits the use of nonqualified stock options, with or without stock appreciation rights, and restricted stock. Pursuant to the 1992 Plan, stock options may be granted for a period of up to ten years at fair market value, as defined in the 1992 Plan, on the date of grant and upon such terms and conditions, consistent with the provisions of the plan, as are specified by our Compensation Committee at the time of grant. Restricted stock may be granted by our Compensation Committee subject to such terms and conditions as may be set by the committee. Restricted stock granted under the LTIP in 2004, 2005 and 2006 generally vests after three years, provided that certain performance goals are satisfied during the relevant three-year performance period; specifically, that total stockholder return over that period must be at or above the 25th percentile of total stockholder return for our compensation peer group as defined at the time of the grant. In January 2009, our Compensation Committee reviewed the Company’s performance for the three-year performance period covered by the restricted stock granted in 2006, confirming that the relevant performance goal necessary for vesting had been achieved.

Performance units awarded under our LTIP in 2004, 2005 and 2006 vest and are paid out in cash at the end of the three-year period following the date of the award based on the levels of achievement of certain performance goals during the three-year period. Performance units have a target value of $1.00 per unit with a maximum payout of $2.00 per unit. Our Compensation Committee established the performance goals and target award levels prior to the beginning of each performance period. For 2006 awards with a three-year performance period ending December 31, 2008, the performance goals were growth in reserves and production per share, both debt-adjusted, and total stockholder return, in each case relative to our compensation peer group as defined at the time of the award. The payout of performance units awarded in 2006 will be determined at a meeting of our Compensation Committee in April 2009. Subject to final audit and approval by our Compensation Committee, the preliminary estimate of payout for the units awarded in 2006 is $1.78 per unit, which was used in making the estimate shown in the compensation tables. This estimate is based on the Company achieving the highest stockholder return, the highest debt-adjusted production growth per share and fifth highest debt-adjusted reserve growth per share over the three-year period relative to the compensation peer group.

In January 2007, and with information regarding competitive compensation practices from Towers Perrin, our Compensation Committee reviewed the effectiveness of the LTIP structure in light of our LTIP and compensation program objectives. Based on that review, our Compensation Committee concluded that a combination of stock options and time-vested restricted stock would reduce plan complexity and more effectively meet our compensation program objectives. Accordingly, our Compensation Committee suspended the granting of performance-based restricted stock and performance units under the LTIP in 2007, and began making 1992 Plan grants of stock options that vested ratably over a three-year period and restricted stock that did not vest until the end of the third year. In January 2009 our Compensation Committee made grants of stock options on the same terms but, in order to facilitate grant administration while encouraging retention consistent with our compensation program objectives, began making 1992 Plan grants of restricted stock that time-vested 20% after year one, an additional 30% after year two and the remaining 50% after year three.

Approval of Grants

Stock options and shares of restricted stock are granted to our executive officers under our 1992 Plan. Our Compensation Committee approves all such grants, which are determined based on input from the CEO and market data provided by our compensation consultant. Grants for the CEO and other executive officers are approved by our Compensation Committee and discussed with our Board, outside the presence of the CEO or other executive officers. In approving such grants, our Compensation Committee also assesses the reasonableness of grant levels considering the Company’s relative performance versus our compensation peer group on measures such as total stockholder return, debt-adjusted per share growth in reserves and production versus our compensation peer group, executive officer total compensation and internal pay equity.

The regular Board and Compensation Committee meeting schedule for the upcoming year is set in April of the prior year, with regular Board meetings held in January, April, July, October and December. Our Compensation Committee meetings are usually held the day before each Board meeting. The timing of these meetings is not determined by executive officers and is usually in advance of the announcement of earnings. We do not time the release of material non-public information for the purpose of affecting the values of executive compensation. Our Compensation Committee may be aware of approximate earnings results at the time of making equity grant decisions, but it does not adjust the size or timing of grants to reflect possible market reaction.

Generally, annual stock option and restricted stock grants are approved at the January meeting of our Compensation Committee. Stock options and restricted stock are granted annually on February 1 (or the preceding business day if February 1 falls on a Saturday, Sunday or holiday). It is our policy to make grants to executive officers and other employees at the same time. However, specific grants of stock options or restricted stock may be approved at other regular or special meetings to recognize the completion of a significant transaction, a change in an employee’s responsibility or a specific achievement, or as an inducement to, or for the retention of, employment. No such special grants were made to executive officers in 2008. We communicate grants to executive officers and other employees shortly after the date of approval, in accordance with our customary human resource practices.

Terms of Grants

Stock option grants represent the right to purchase shares of our common stock over a period of up to ten years at fair market value, as defined in the 1992 Plan, on the date of grant and upon such terms and conditions, consistent with the provisions of the plan, as are specified by our Compensation Committee at the time of grant. The 1992 Plan defines “fair market value” for grant purposes as the average of the reported high and low trading price of our common stock on the NYSE on the date of grant (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred). We believe that this method of determining fair market value is neutral to the use of the closing price of our common stock and provides a valid representation of fair market value. Therefore, consistent with the terms of our 1992 Plan, we continue to grant stock options on this basis.

Stock Ownership

We encourage, but do not require, stock ownership by our executive officers and directors. We also do not require our executive officers and directors to hold a substantial portion of their equity awards until they retire from service. Historically, our executive officers have received periodic grants of shares of restricted stock and stock options under our 1992 Plan, consistent with the objectives of our executive compensation program, providing them with meaningful equity ownership in the Company and allowing them to demonstrate their commitment as stockholders in the Company. We periodically review stock ownership by our executive officers and directors and believe that they generally maintain shares sufficiently significant in value to align their interests with those of our stockholders. If circumstances change, we will review whether stock ownership or holding requirements are appropriate.

Post-Employment Compensation

Our post-employment compensation is provided under qualified and non-qualified defined benefit plans, qualified and non-qualified defined contribution plans, and either individual change of control agreements or, alternatively, a change of control plan. Through its various components, our post-employment compensation facilitates our efforts to retain individuals of high quality and support a long-standing internal culture of loyalty and dedication to our interests.

Qualified Defined Benefit Plan

Our qualified defined benefit plan (“Retirement Plan”) provides employees originally hired prior to May 1, 2006, which includes our named executive officers, with retirement income benefits commencing upon retirement after attaining the normal retirement age of 65 or upon early or deferred vested retirement after attaining age 55 and completing 5 years of vesting service. Early retirement reductions apply if retirement benefits are commenced prior to age 65. The amount of an employee’s monthly Retirement Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which is limited to a maximum of 30 years). Monthly Retirement Plan benefits commencing upon retirement after attaining the normal retirement age of 65 are calculated using the greater of the following two formulas:

Formula 1	Formula 2
1.25% × final average monthly
compensation × years of credited service (up to 30) + 0.50% × final average monthly compensation that exceeds Social Security covered compensation × years of credited service (up to 30)	2% × final average monthly compensation × years of credited service (up to 20)

Final average monthly compensation generally means the employee’s average monthly compensation from the Company for the 60 consecutive months prior to retirement that results in the highest average monthly compensation for the employee. The compensation taken into account for Retirement Plan purposes includes the employee’s salary and STIP payment. The annual amount of compensation that can be taken into account for Retirement Plan purposes is limited by the Internal Revenue Code. This annual compensation limit was $230,000 for 2008 and is $245,000 for 2009. The maximum annual benefit that may be paid to an employee under our Retirement Plan is also limited by the Internal Revenue Code. This maximum annual benefit was $185,000 for 2008 and is $245,000 for 2009.

Our Compensation Committee reviewed our Retirement Plan in 2006 and concluded that an enhanced defined contribution plan would be better aligned with our compensation program objectives because it would offer employees more investment choices, be portable and be more cost-effective to the Company. Accordingly, beginning on May 1, 2006, our Retirement Plan was closed to new participants and new employees became eligible to instead receive an enhanced Company contribution in the qualified defined contribution plan described below. Employees originally hired prior to May 1, 2006, which include all of our named executive officers, continue to accrue benefits under the Retirement Plan.

We amended our Retirement Plan effective January 1, 2008 to allow existing plan participants to elect to receive a lump-sum distribution upon separation from service. Lump sums are calculated using Internal Revenue Service mandated rates.

Non-Qualified Defined Benefit Plan

Our non-qualified defined benefit plan (“Restoration Plan”) is an unfunded plan that provides the benefits under the Retirement Plan’s benefit formula that cannot be provided by the Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Retirement Plan under the Internal Revenue Code. The amount of an employee’s monthly Restoration Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which is limited to a maximum of 30 years). Existing plan participants were allowed to make a one-time election prior to January 1, 2008 to receive plan benefits in a lump sum payment upon separation from service, as permitted by the transition relief provisions of Internal Revenue Code Section 409A. Restoration Plan benefits are calculated using the same methodology utilized for our Retirement Plan. Employees originally hired prior to May 1, 2006, which include all of our named executive officers, continue to accrue benefits under the Restoration Plan.

Qualified Defined Contribution Plan

Our qualified defined contribution plan (“Thrift Plan”) allows employees to make pre-tax contributions to the plan out of their basic compensation. For the purposes of the Thrift Plan, basic compensation generally means cash compensation, including overtime but excluding incentive payments, bonuses, allowances and other extraordinary remuneration. The amount of an employee’s basic compensation taken into account under the Thrift Plan cannot exceed the Internal Revenue Code limit, which was $230,000 for 2008 and is $245,000 for 2009. The annual contribution made by an employee to the Thrift Plan cannot exceed 50% of his or her basic compensation and is limited to a maximum contribution amount specified under the Internal Revenue Code (which for 2008 was $15,500 and is $16,500 for 2009, plus a catch-up contribution of $5,000 for 2008 and $5,500 for 2009 for employees who are at least 50 years of age). An employee’s pre-tax contributions (other than catch-up contributions) made to the Thrift Plan are matched by the Company on a dollar-for-dollar basis up to 6% of the employee’s basic compensation. In addition, beginning in 2006, the Company makes the following age-weighted contribution to the Thrift Plan for each participant whose initial employment date with the Company is on or after May 1, 2006 (which does not include any of our named executive officers) and who is employed by or on authorized leave of absence from the Company on the last day of the calendar year (or whose retirement, permanent disability or death occurred during such year while employed by or on authorized leave of absence from the Company):

	Contribution Percentage	Contribution Percentage
	for Portion of Basic	for Portion of Basic
	Compensation Below	Compensation Above
Age of Participant	the FICA Taxable Wage Base	the FICA Taxable Wage Base
Under 35	4%	8%
At least 35 but under 48	7%	10%
At least 48	9%	12%

The contributions made to our Thrift Plan by or for a participant are credited to accounts maintained for such participant under the plan. The amounts credited to a participant’s accounts are invested at the direction of the participant in various investment fund options available under the Thrift Plan, including investment in shares of our common stock. The amounts credited to a participant’s accounts that are attributable to his or her pre-tax contributions are immediately 100% vested. Amounts attributable to the Company’s matching contributions become 34% vested upon the completion of one year of service, 67% vested upon the completion of two years of service, and 100% vested upon the completion of three years of service. The amounts attributable to the Company’s age-weighted contributions become vested after three years of service. The amounts credited to a participant’s accounts become distributable upon the participant’s termination of employment with the Company, and certain amounts are available for loans, hardship distributions and in-service withdrawals.

Non-Qualified Deferred Compensation Plan

Our non-qualified deferred compensation plan (“Deferred Compensation Plan”) allows executive officers, and certain other employees, to save for retirement in a tax-effective way at minimal cost to us. Under the Deferred Compensation Plan, participants are allowed to defer portions of their salary and bonus and to receive certain matching contributions that would have been made to our Thrift Plan if the Thrift Plan had not been subject to Internal Revenue Code compensation and contribution limitations. Under this unfunded program, amounts deferred by the participant are credited annually with interest at a rate equal to the greater of 125% of the 120-month rolling average of 10-year U.S. Treasury Notes or the 120-month rolling average of the prime rate as published in The Wall Street Journal.

Change of Control Arrangements

We have adopted change of control arrangements for our executive officers and certain other employees. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of the Company. Based on information provided by Towers Perrin, we believe that these arrangements are common practice and align our executive officer interests with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interest of stockholders without undue concern over whether the transactions may jeopardize their continued employment.

A change of control will be deemed to have occurred under our change of control arrangements if any of the following events occurs:

•	individuals who constituted our Board on January 1, 2008 (or such other date as may be specified in individual change of control agreements) (“Incumbent Board”) cease to constitute at least 51% of the Board, provided that any individual whose election was approved by a vote of at least a majority of the directors of the Incumbent Board will be considered a member of the Incumbent Board;

•	our stockholders approve a reorganization, merger or consolidation whereby the persons who were stockholders immediately prior to the reorganization, merger or consolidation do not immediately thereafter own at least 51% of the voting shares of the new entity;

•	our stockholders approve a liquidation or dissolution of the Company or a sale of all or substantially all of our assets to a non-related party; or

•	a new person or entity becomes the owner of at least 25% of our outstanding common stock or voting power in the Company.

We believe that these change of control events are an accurate depiction of circumstances that could reasonably be expected to result in a material change in the leadership and direction of the Company, creating uncertainties among employees and executive officers in such areas as the continuity of management, continued employment opportunities, and our ability to execute existing programs.

All of our change of control arrangements include provisions regarding severance benefits that our executive officers and certain other employees may be entitled to receive if they are terminated within two years following a change of control of the Company. Under these arrangements, if a named executive officer is terminated for any reason (other than for cause, disability or death) within two years after a change of control, we will then pay or provide the following to that named executive officer:

•	all unpaid salary and expenses;

•	a lump sum equal to a multiple of his or her annual cash compensation (made up of annual salary and bonus) ranging from 2.5 times to 2.99 times;

•	an amount equal to his or her pro-rata target bonus for the then-current year;

•	life, disability, medical and dental insurance benefits, upon his or her written request, ranging among named executive officers from 30 to 36 months or such shorter period until the executive obtains substantially equivalent coverage from a subsequent employer;

•	the vesting of his or her stock options and restricted stock; and

•	reimbursement for reasonable fees up to $15,000 for out-placement employment services.

If we terminate the named executive officer for cause, no benefit is payable to, or with respect to, that named executive officer under our change of control arrangements. A termination for cause may only be made by the affirmative vote of a majority of the members of our Board.

Our change of control arrangements also provide for a tax gross-up payment to the named executive officer that will fully offset the effect of (1) any excise tax imposed by Section 4999 of the Internal Revenue Code upon the benefits payable under such arrangements (or under any other Company plan, arrangement or agreement), and (2) any federal, state or local income tax or additional Section 4999 excise tax that is attributable to the tax gross-up payment.

Our change of control arrangements include a plan or, in the alternative, individual change of control agreements. Specifically, on October 24, 2006, our Board approved a Change of Control Severance Plan for Executives (“Executive Change of Control Plan”), which became effective on that date. The plan covers our executive officers and certain key employees, provided that they are not already party to pre-existing change of control agreements with us. All of our named executive officers, except Mr. Cook, are parties to pre-existing change of control agreements and therefore may not participate in the plan at this time. Mr. Cook currently participates in our Executive Change of Control Plan.

Severance Benefit Plan

Our Severance Benefit Plan (“Severance Benefit Plan”) is an unfunded plan that provides for severance benefits to eligible employees, including our executive officers, in certain instances based upon years of completed service. The severance benefits are comprised of:

•	a cash payment of two weeks of pay for every year of completed service, with a minimum of 12 weeks of pay and a maximum of 52 weeks of pay;

•	a pro-rated STIP payment based on the number of months of employment during the calendar year of termination;

•	six months of reduced-rate contributions under our medical and dental plans; and

•	twelve weeks of coverage under our employee assistance plan.

Perquisites:  We do not consider perquisites to be a principal element of executive compensation. In 2008, certain of our executive officers received non-material personal benefits in the form of club membership dues reimbursement.

Other Compensation Matters

Health and Welfare Programs

We offer a number of other benefits to our executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, long-term disability (“LTD”) and short-term disability insurance, life and accidental death and dismemberment (“AD&D”) insurance, health and dependent care flexible spending accounts, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

Indemnification Agreements

We have entered into an indemnification agreement with each of our non-employee directors and our executive officers. These agreements provide for us to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. We also cover such persons under a directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable law and are in addition to any other rights the individual may have under our Certificate of Incorporation, By-laws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and non-employee directors.

Tax and Accounting Considerations

Under Section 409A of the Internal Revenue Code, amounts deferred for an executive officer under a nonqualified deferred compensation plan may be included in gross income when vested and subject to a 20% or more additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. Effective January 1, 2009, our Board approved the amendment of the following compensatory plans and arrangements in which our named executive officers participate to comply with recently issued Section 409A final regulations: the Restoration Plan and the Deferred Compensation Plan.

Section 162(m) of the Internal Revenue Code may limit our ability to deduct annual compensation in excess of $1,000,000 that is paid to our CEO and other named executive officers, unless that compensation is “performance-based compensation” within the meaning of Section 162(m) and the regulations promulgated thereunder. We believe that all of the stock options granted under the 1992 Plan qualify as performance-based compensation and therefore are not subject to the deduction limitation of Section 162(m). However, the salary and STIP payouts paid to our executive officers, certain restricted stock awards, and certain payments provided for under our change of control arrangements with the named executive officers are not exempt from this deduction limit.

Section 280G of the Internal Revenue Code limits our ability to deduct amounts paid to certain disqualified individuals, including our executive officers, that are treated as excess parachute payments. Excess parachute payments are also subject to an excise tax payable by the recipient of such payment. Parachute payments are payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of our assets, and they become excess parachute payments with respect to a disqualified individual to the extent that the total amount of the parachute payments made to such individual exceeds a certain threshold amount. Examples of the types of payments that could give rise to parachute payments are the accelerated vesting of stock options and restricted stock upon a change of control and severance payments made upon a termination of employment in connection with a change of control.

Although we consider tax deductibility in the design and administration of our executive officer compensation plans and programs, we believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it results in the non-deductibility of certain compensation under the Internal Revenue Code.

Rules under generally accepted accounting principles determine the manner in which we account in our financial statements for grants of equity-based compensation to our employees. Our accounting policies for equity-based compensation are further discussed in Notes to Consolidated Financial Statements, Footnotes 2 and 13, of our 2008 Form 10-K.

REPORT OF THE COMPENSATION, BENEFITS
AND STOCK OPTION COMMITTEE
ON EXECUTIVE COMPENSATION

The following report of the Compensation, Benefits and Stock Option Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

The Compensation, Benefits and Stock Option Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and discussed this disclosure with management. Based on this review and discussions with management, the Compensation, Benefits and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

March 23, 2009

Compensation, Benefits and
Stock Option Committee

Kirby L. Hedrick, Chair
Jeffrey L. Berenson
Edward F. Cox

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation earned by our CEO and Chief Financial Officer and each of our three most-highly compensated executive officers other than the CEO and Chief Financial Officer (collectively, the “named executive officers”) during 2006, 2007 and 2008.

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary		Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)(1)	Bonus($)	($)(2)	($)(3)	($)(4)	Earnings($)(5)	($)(6)	($)
Charles D. Davidson	2008	$1,025,000	—	$2,394,739	$2,322,850	$4,354,359	$889,986	$70,908	$11,057,842
President and Chief	2007	1,025,000	—	1,464,932	1,762,478	3,821,192	804,352	67,901	8,945,855
Executive Officer	2006	966,676	—	666,574	1,080,668	3,378,625	561,828	64,380	6,718,751

Chris Tong	2008	433,333	—	510,588	497,348	1,015,599	121,071	28,331	2,606,270
Senior Vice President	2007	410,419	—	483,330	574,967	979,545	103,617	26,585	2,578,463
and Chief Financial Officer	2006	385,420	—	292,657	380,552	775,559	81,510	24,971	1,940,669

David L. Stover	2008	556,250	—	866,927	790,063	1,362,707	199,415	22,687	3,798,049
Executive Vice President	2007	495,836	—	414,624	468,358	1,333,932	133,883	36,681	2,883,314
and Chief Operating Officer	2006	416,671	—	160,392	233,659	1,098,591	85,170	33,262	2,027,745

Susan M. Cunningham	2008	428,333	—	526,654	517,115	1,092,242	156,030	16,106	2,736,480
Senior Vice President —	2007	408,335	—	337,659	390,682	990,301	111,311	15,460	2,253,748
Exploration	2006	385,420	—	167,964	249,118	760,857	104,529	17,246	1,685,134

Rodney D. Cook(7)	2008	350,000	—	472,958	392,692	697,510	243,559	29,105	2,185,824
Senior Vice President — International

(1)	Reflects salary earned in the year indicated. Certain of our named executive officers deferred a portion of their base salaries under our Deferred Compensation Plan:

		Percentage of	Amount
Name	Year	Salary Deferred	Deferred
Charles D. Davidson	2008	45%	$461,250
	2007	45%	461,252
	2006	45%	435,004

Chris Tong	2008	20%	86,667
	2007	20%	82,084
	2006	20%	77,084

David L. Stover	2008	0%	—
	2007	5%	24,792
	2006	5%	20,834

Rodney D. Cook	2008	10%	35,000

(2)	Reflects the compensation expense recognized in our financial statements for the fiscal year indicated for restricted stock granted under our 1992 Plan. Compensation expense was computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). A discussion of the assumptions used in calculating these values may be found in Note 13 to our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends payable on the restricted stock were accounted for under SFAS 123(R). Shares granted in 2006 vest on February 1, 2009 if specified performance goals related to total stockholder return are satisfied. Performance goals are satisfied if total stockholder return is at or above the 25th percentile of the total stockholder return for our compensation peer group as defined at the time of grant. Shares granted in 2007 and 2008 will vest on the third anniversary of the grant date. The vesting of these shares is not contingent upon the satisfaction of any performance goals. See the Grants of Plan Based Awards table for information on restricted stock granted in 2008.

(3)	Reflects the compensation expense recognized in our financial statements for the fiscal year indicated for nonqualified stock options granted under our 1992 Plan. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 13 to our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Options represent the right to purchase shares of common stock at a price per share equal to fair market value on the date of grant. Options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. Vesting of these options is not contingent upon the satisfaction of any performance goals, although none of the options may be exercised before the first anniversary (absent a change of control of the Company) or after the tenth anniversary of the date of grant. See the Grants of Plan Based Awards table for information on stock options granted in 2008.

(4)	Reflects payments under our STIP based on the achievement of certain performance goals during the year indicated and payout of performance units previously awarded under our LTIP. STIP awards earned during the year indicated were paid or deferred in February of the following year, and performance unit awards under the LTIP cover the three-year performance period ending on December 31st of the year indicated, as follows:

			Performance
Name	Year	STIP Payout	Units Payout(a)
Charles D. Davidson	2008	$1,435,000	$2,919,359
	2007	2,600,000	1,221,192
	2006	2,562,500	816,125

Chris Tong	2008	417,188	598,411
	2007	656,268	323,277
	2006	649,965	125,594

David L. Stover	2008	764,296	598,411
	2007	1,010,655	323,277
	2006	977,262	121,329

Susan M. Cunningham	2008	493,831	598,411
	2007	667,024	323,277
	2006	599,717	161,140

Rodney D. Cook	2008	432,437	265,073

(a)	The payout amount indicated for the three-year period ending December 31, 2008 is an estimate only; actual payout will be determined at a meeting of our Compensation Committee in April 2009.

(5)	Reflects during the year indicated: (a) the aggregate increase in actuarial present value of the named executive officer’s benefits under our Retirement Plan and our Restoration Plan; and (b) the above-market Deferred Compensation Plan earnings, as follows:

		Increase in	Deferred
		Retirement and	Compensation
Name	Year	Restoration Plans(a)	Earnings(b)
Charles D. Davidson	2008	$795,515	$94,471
	2007	749,258	55,094
	2006	467,766	94,062

Chris Tong	2008	115,404	5,667
	2007	100,860	2,757
	2006	78,688	2,822

David L. Stover	2008	191,411	8,004
	2007	129,041	4,842
	2006	77,117	8,053

Susan M. Cunningham	2008	156,030	—
	2007	111,311	—
	2006	104,529	—

Rodney D. Cook	2008	242,326	1,233

(a)	Beginning of year values for calculating the aggregate increase in actuarial present value reflect a 6.50% discount rate; end of year values reflect a 6.00% discount rate for the Retirement Plan and a 6.25% discount rate for the Restoration Plan. Present values are based on the same actuarial assumptions and measurement dates disclosed in Note 12 to our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC, except that for purposes of the present value calculations participants are assumed to work until age 65 and commence their benefits at that time.

(b)	Earnings in 2008 based on the difference between the plan crediting rate of 6.81% and 120% of the annual long-term Applicable Federal Rate as of September 2007 (6.13%); earnings in 2007 based on the difference between the plan crediting rate of 6.82% and 120% of the annual long-term Applicable Federal Rate as of September 2006 (6.27%); earnings in 2006 based on the difference between the plan crediting rate of 6.90% and 120% of the annual long-term Applicable Federal Rate as of September 2005 (5.43%).

(6)	All other compensation includes:

			Deferred
			Compensation
		Thrift Plan	Plan
		Matching	Matching	Club	Insurance	Holiday	Physical
Name	Year	Contributions	Contributions	Memberships	Premiums	Bonus	Examinations
Charles D. Davidson	2008	$13,800	$47,700	$6,743	$2,508	$157	$—
	2007	13,500	48,000	3,964	2,280	157	—
	2006	13,200	44,800	3,964	2,280	136	—

Chris Tong	2008	13,800	12,200	—	2,174	157	—
	2007	13,500	11,125	—	1,824	136	—
	2006	13,200	9,925	—	1,710	136	—

David L. Stover	2008	13,800	—	6,222	2,508	157	—
	2007	13,500	16,250	4,608	2,166	157	—
	2006	13,200	11,800	4,516	1,710	136	1,900

Susan M. Cunningham	2008	13,800	—	—	2,149	157	—
	2007	13,500	—	—	1,824	136	—
	2006	13,200	—	—	1,710	136	2,200

Rodney D. Cook	2008	13,800	7,200	6,192	1,756	157	—

As reflected in the table above, the salary received by each of our named executive officers as a percentage of their respective total compensation during the year indicated was as follows:

		Percentage
		of Total
Name	Year	Compensation
Charles D. Davidson	2008	9.3%
	2007	11.5%
	2006	14.4%

Chris Tong	2008	16.6%
	2007	16.0%
	2006	19.9%

David L. Stover	2008	14.7%
	2007	17.2%
	2006	20.6%

Susan M. Cunningham	2008	15.7%
	2007	18.2%
	2006	22.9%

Rodney D. Cook	2008	16.0%

(7)	Rodney D. Cook became an executive officer in 2008 and was determined to be a named executive officer for that year.

Grants of Plan Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2008.

										All Other	All Other
										Stock	Option
			Estimated Future Payouts				Estimated Future Payouts			Awards:	Awards:	Exercise
			Under Non-Equity Incentive				Under Equity Incentive			Number of	Number of	or Base	Grant Date
			Plan Awards				Plan Awards			Shares of	Securities	Price of	Fair Value
										Stock or	Underlying	Option	of Stock and
	Approval	Grant	Units	Threshold	Target	Max	Threshold	Target	Max	Units (#)	Options (#)	Awards	Option
Name	Date(1)	Date(1)	Granted	($)	($)	($)	(#)	(#)	(#)	(2)	(3)	($/Sh)(4)	Awards(5)
Charles D. Davidson	1/21/2008	2/1/2008	—	—	—	—	—	—	—	48,459	125,200	$72.94	$6,079,915

Chris Tong	1/21/2008	2/1/2008	—	—	—	—	—	—	—	10,709	27,669	72.94	1,343,625

David L. Stover	1/21/2008	2/1/2008	—	—	—	—	—	—	—	23,126	59,749	72.94	2,901,508

Susan M. Cunningham	1/21/2008	2/1/2008	—	—	—	—	—	—	—	11,465	29,622	72.94	1,438,472

Rodney D. Cook	1/21/2008	2/1/2008	—	—	—	—	—	—	—	10,269	18,780	72.94	1,130,818

(1)	Awards were approved at our January 2008 Compensation Committee meeting; grants were effective and priced February 1, 2008.

(2)	Represents the shares of restricted stock granted under our 1992 Plan in 2008. The shares will vest on February 1, 2011. Dividends declared on shares of restricted stock are accrued during the three-year restricted period. Accrued dividends will be paid upon vesting of restricted shares. Dividends accrued during 2008 as follows: Mr. Davidson — $31,983; Mr. Tong — $7,068; Mr. Stover — $15,263; Ms. Cunningham — $7,567; and Mr. Cook — $6,778.

(3)	Represents grant of nonqualified stock options under our 1992 Plan. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant.

(4)	Exercise price at “fair market value” is defined in our 1992 Plan as the average of the reported high and low trading price of our common stock on the NYSE on the date of grant. The closing price of our common stock on February 1, 2008 was $73.51.

(5)	Reflects grant date fair value of restricted stock and nonqualified stock options granted to our named executive officers on February 1, 2008 determined pursuant to SFAS 123(R). Dividends payable on restricted stock awards are accounted for under SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 13 to our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. Grant date fair value of stock options reported above is as follows: Mr. Davidson — $2,545,316; Mr. Tong — $562,511; Mr. Stover — $1,214,697; Ms. Cunningham — $602,215; and Mr. Cook — $381,797. Grant date fair value of restricted stock reported above is as follows: Mr. Davidson — $3,534,599; Mr. Tong — $781,114; Mr. Stover — $1,686,810; Ms. Cunningham — $836,257; and Mr. Cook — $749,021.

2008 Compensation of CEO

Our Compensation Committee, with input from our other directors, evaluates Mr. Davidson’s performance, with that evaluation supporting the determination of Mr. Davidson’s compensation level. The Company’s key results during 2008 under Mr. Davidson’s leadership include:

•	record net income of $1.4 billion;

•	record discretionary cash flow of $2.4 billion;

•	replacement of 147% of our production (before adjustment of reserves for year-end prices);

•	significant exploration success with discoveries in West Africa, Israel and the deepwater Gulf of Mexico;

•	stockholder return for the 2008 fiscal year of negative 37.5%, falling within the median range of our compensation peer group and the Standard & Poor’s 500; and

•	achievement of various other project and performance milestones.

Stockholder return represents the change in capital value of our common stock for the period indicated, plus dividends, expressed as a percentage.

Mr. Davidson earned a total salary of $1,025,000 in 2008. Mr. Davidson did not receive a base salary increase in 2008. Based on the results of Towers Perrin’s review of 2008 executive compensation, our Compensation Committee determined that Mr. Davidson’s salary was appropriate based on the market median for his position relative to our compensation peer group giving consideration to the scope and nature of our operations.

Mr. Davidson received a total STIP payment of $1,435,000 in February 2009, based on our Compensation Committee’s review of overall performance of the Company for the 2008 fiscal year, as well as Mr. Davidson’s performance, as measured against operational and financial goals for 2008 that he submitted earlier in the year. Mr. Davidson’s STIP payment for 2008 performance decreased approximately 45% compared to 2007.

Mr. Davidson was granted awards under our LTIP of 125,200 stock options and 48,459 shares of restricted stock on February 1, 2008, based in part on market data from Towers Perrin and considering our performance against our compensation peer group and Mr. Davidson’s leadership performance.

We believe that Mr. Davidson’s compensation level is consistent with the objectives of our compensation program, provides an appropriate mix of salary and incentive compensation, rewards leadership performance by Mr. Davidson that has produced some key results by the Company in 2008 and provides motivation for the future achievement of short-term and long-term goals necessary to stockholder value creation. We also believe that it is internally consistent and equitable compared to our other executive officers in recognition of Mr. Davidson’s broad responsibility and accountability for the Company’s strategy and operations, compliance and controls, investor relations and role as Chairman of the Board of Directors.

2008 Compensation of Other Named Executive Officers

In determining the compensation of Messrs. Tong and Stover, Ms. Cunningham, and Mr. Cook for 2008, our Compensation Committee considered their respective roles, responsibilities and reporting within the Company; their respective contributions to the overall performance of the Company; the performance of their respective business units or organizations; comparisons to our compensation peer group; and internal pay equity.

Based on the results of Towers Perrin’s review of 2008 executive compensation, our Compensation Committee determined that an increase in base salary for each of our named executive officers was appropriate to more closely approximate market median for their respective positions relative to our compensation peer group giving consideration to the scope and nature of our operations. Effective August 1, 2008, Mr. Stover’s base salary was increased to $600,000, Mr. Tong’s base salary was increased to $445,000, Ms. Cunningham’s base salary was increased to $440,000, and Mr. Cook’s base salary was increased to $385,000.

After reviewing the overall performance of the Company for the 2008 fiscal year and the contributions to that performance of each non-CEO named executive officer and his or her respective business unit or organization, our Compensation Committee approved the following STIP payments: Mr. Tong — $417,188; Mr. Stover — $764,296; Ms. Cunningham — $493,831; and Mr. Cook — $432,437. The STIP payments for 2008 performance for Mr. Tong, Mr. Stover and Ms. Cunningham decreased approximately 36%, 24%, and 26%, respectively, compared to 2007. We believe that these STIP payments are appropriate in light of the Company’s performance in 2008 and reflect the relative contributions of these executive officers.

On February 1, 2008, Messrs. Tong and Stover, Ms. Cunningham and Mr. Cook were granted awards of stock options under our LTIP of 27,669, 59,749, 29,622, and 18,780, respectively. On that same date, Messrs. Tong, Stover, Ms. Cunningham and Mr. Cook were awarded 10,709, 23,126, 11,465 and 10,269 shares of restricted stock, respectively. Our Compensation Committee considered the Company’s performance against our compensation peer group plus individual performance in determining the level of these grants. These grants were also based on market data from Towers Perrin regarding our compensation program and appropriate long-term incentive grant levels in light of compensation peer group practices.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to restricted stock and stock options held by our named executive officers as of December 31, 2008.

				Equity						Equity
				Incentive						Incentive
				Plan Awards:					Market	Plan	Equity Incentive
				Number of			Number of		Value	Awards:	Plan Awards:
	Number of	Number of		Securities			Shares or		of Shares	Number of	Market or Payout
	Securities	Securities		Underlying			Units of		or Units of	Unearned	Value of Unearned
	Underlying	Underlying		Unexercised			Stock		Stock	Shares, Units or	Shares, Units or
	Unexercised	Unexercised		Unearned	Option	Option	Held That		Held That	Other Rights	Other Rights That
	Options (#	Options (#		Options	Exercise	Expiration	Have Not		Have Not	That Have Not	Have Not Vested
Name	Exercisable)	Unexercisable)		(#)	Price ($)	Date	Vested (#)		Vested ($)(7)	Vested (#)	($)(7)
Charles D. Davidson	160,000			—	$18.9375	10/2/2010	58,262	(5)	$2,867,656	17,181 (6)	$845,649
	120,000				21.6050	1/29/2011	48,459	(8)	2,385,152
	154,000				16.2700	2/1/2012
	150,000				17.6825	2/1/2013
	86,580				22.2325	2/1/2014
	58,852				29.8700	2/1/2015
	21,550				32.7925	5/16/2015
	12,000				41.4650	8/1/2015
	51,971	25,986	(1)		45.9400	2/1/2016
	54,706	109,412	(2)		53.4150	2/1/2017
		125,200	(3)		72.9400	2/1/2018

Chris Tong	39,700			—	29.8800	1/3/2015	11,700	(5)	575,874	3,522 (6)	173,353
	15,580				29.8700	2/1/2015	10,709	(8)	527,097
	8,000				41.4650	8/1/2015
	10,653	5,327	(1)		45.9400	2/1/2016
	10,986	21,971	(2)		53.4150	2/1/2017
		27,669	(3)		72.9400	2/1/2018

David L. Stover	15,000			—	20.0350	12/16/2012	17,257	(5)	849,390	3,522 (6)	173,353
	40,000				17.6825	2/1/2013	23,126	(8)	1,138,262
	12,872				22.2325	2/1/2014
	15,580				29.8700	2/1/2015
	8,000				41.4650	8/1/2015
	10,653	5,327	(1)		45.9400	2/1/2016
	16,204	32,406	(2)		53.4150	2/1/2017
		59,749	(3)		72.9400	2/1/2018

Susan M. Cunningham	20,000			—	20.9250	4/23/2011	12,231	(5)	602,010	3,522 (6)	173,353
	54,000				16.2700	2/1/2012	11,465	(8)	564,307
	50,000				17.6825	2/1/2013
	17,094				22.2325	2/1/2014
	15,580				29.8700	2/1/2015
	8,000				41.4650	8/1/2015
	10,653	5,327	(1)		45.9400	2/1/2016
	11,485	22,970	(2)		53.4150	2/1/2017
		29,622	(3)		72.9400	2/1/2018

Rodney D. Cook	432				22.2325	2/1/2014	10,195	(5)	501,798	4,560 (6)	224,443
	4,224				29.8700	2/1/2015	10,269	(8)	505,440
	4,719	2,359	(1)		45.9400	2/1/2016
	16,667	8,333	(4)		38.3400	6/16/2016
	6,756	13,512	(2)		53.4150	2/1/2017
		18,780	(3)		72.9400	2/1/2018

(1)	Stock options vested February 1, 2009.

(2)	50% of stock options vested February 1, 2009; and 50% of stock options vest February 1, 2010.

(3)	33 1/3% of stock options vested February 1, 2009; 33 1/3% of stock options vest February 1, 2010; and 33 1/3% of stock options vest February 1, 2011.

(4)	Stock options vest June 16, 2009.

(5)	Restricted stock vests February 1, 2010.

(6)	Restricted stock vested February 1, 2009 as performance goals were satisfied. The performance goals for determining vesting are described in this proxy statement under the heading “Long-Term Incentive Plan.”

(7)	Market value based on December 31, 2008 closing price of $49.22.

(8)	Restricted stock vests February 1, 2011.

Stock Option Exercises and Stock Vesting

The following table sets forth certain information with respect to vesting of restricted stock and the exercise of stock options held by our named executive officers during fiscal year 2008.

	Option Awards
			Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)(4)
Charles D. Davidson			26,700	$2,186,183

Chris Tong(1)	10,300	$741,786	23,176	1,808,457

David L. Stover			7,176	523,417

Susan Cunningham(2)	20,000	1,632,016	7,176	523,417

Rodney Cook(3)	10,000	813,901	862	62,874

(1)	Mr. Tong exercised and sold stock options under 10b5-1 trading plans in 2008 as follows: 5,000 shares on May 23, 2008 with an exercise price of $29.88; 5,000 shares on June 6, 2008 with an exercise price of $29.88; and 300 shares on July 2, 2008 with an exercise price of $29.88. Fair market value at the time of exercise and sale ranged from $101.14 to $104.50.

(2)	Ms. Cunningham exercised and sold 20,000 stock options with an exercise price of $20.925 on May 19, 2008. Fair market value at the time of exercise and sale ranged from $102.31 to $102.96.

(3)	Mr. Cook exercised and sold stock options in 2008 as follows: 4,000 shares on May 21, 2008 with an exercise price of $22.2325 and 6,000 shares on May 21, 2008 with an exercise price of $21.605. Fair market value at the time of exercise and sale ranged from $103.04 to $103.63.

(4)	Shares of restricted stock granted to our named executive officers on February 1, 2005 and August 1, 2005 vested on February 1, 2008 as performance goals were satisfied. The performance goals for determining vesting are described in this proxy statement under the heading “Long-Term Incentive Plan.” Income recognized on vesting is based on the average of the high and low trading price of our common stock on February 1, 2008 ($72.94). Shares of restricted stock granted to Mr. Davidson (8,700) on May 16, 2005 vested on May 16, 2008. Income recognized on the vesting of Mr. Davidson’s restricted shares on May 16, 2008 is based on the average of the high and low trading prices of our common stock on May 16, 2008 ($100.375). Shares of restricted stock granted to Mr. Tong (16,000) on January 3, 2005 vested on January 3, 2008. Income recognized on the vesting of Mr. Tong’s restricted shares on January 3, 2008 is based on the average of the high and low trading prices of our common stock on January 3, 2008 ($80.315). Vesting of Messrs. Davidson and Tong’s shares was not contingent upon on the satisfaction of any performance goals. Dividends that accrued on the shares of restricted stock during the restricted periods were paid in 2008 as follows: Mr. Davidson — $25,137; Mr. Tong — $19,931; Mr. Stover — $6,171; Ms. Cunningham — $6,171; and Mr. Cook — $741.

Pension Benefits

The amounts reported in the table below reflect the present value of accumulated benefits as of December 31, 2008 for the named executive officers under our Retirement Plan and Restoration Plan. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.

		Number of
		Years of	Present Value of	Payments During
		Credited	Accumulated	Last Fiscal Year
Name	Plan Name	Service(1)	Benefit ($)(2)	($)
Charles D. Davidson	Retirement Plan	8	$253,586	$0
	Restoration Plan	8	2,660,598	0

Chris Tong	Retirement Plan	4	85,986	0
	Restoration Plan	4	243,516	0

David L. Stover	Retirement Plan	6	118,859	0
	Restoration Plan	6	388,958	0

Susan M. Cunningham	Retirement Plan	8	171,649	0
	Restoration Plan	8	439,127	0

Rodney D. Cook	Retirement Plan	28	443,259	0
	Restoration Plan	28	565,446	0

(1)	Messrs. Davidson and Stover, Ms. Cunningham and Mr. Cook are fully vested in their retirement benefits. Due to plan changes made effective January 1, 2008, all vested employees are eligible for immediate commencement and can elect an unlimited lump sum option for their Retirement Plan benefits. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Tong elected to receive an annuity from the Restoration Plan and Messrs. Davidson and Stover, Ms. Cunningham and Mr. Cook elected to receive a lump sum from the Restoration Plan. Mr. Davidson and Ms. Cunningham elected to receive their Restoration Plan benefits upon separation of service and Messrs. Tong, Stover and Cook elected to receive their Restoration Plan benefits at the later of age 55 or separation of service. The following annuity and lump sum amounts would be payable to our named executive officers from our Retirement Plan and Restoration Plan effective January 1, 2009:

		Retirement	Restoration	Retirement	Restoration
	Age at	Plan Monthly	Plan Monthly	Plan	Plan
Name	12/31/2008	Annuity	Annuity	Lump Sum	Lump Sum
Charles D. Davidson	58.83	$2,536	N/A	$404,959	$4,414,554

Chris Tong	52.33	N/A	N/A	N/A	N/A

David L. Stover	51.17	562	N/A	141,887	399,949(a)

Susan M. Cunningham	53.00	856	N/A	201,486	538,617

Rodney D. Cook	51.58	6,115	N/A	1,110,251	899,320(a)

(a)	Not payable until the later of separation of service or attainment of age 55. An actuarially equivalent amount will be payable at that time.

(2)	Represents the actuarial present value of the accumulated pension benefits as of December 31, 2008 under our Retirement Plan and Restoration Plan. Present values are based on the same actuarial assumptions and measurement dates utilized in our Form 10-K filing for the year ended December 31, 2008.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to contributions made to our Deferred Compensation Plan by our named executive officers during fiscal year 2008.

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/
	Contributions in	Contributions in	Earnings	Distributions in	Aggregate Balance at
Name	Last FY ($)(1)	Last FY ($)(2)	in Last FY ($)(3)	Last FY	Last FYE ($)(4)
Charles D. Davidson	$3,061,250	$47,700	$925,415	$0	$14,640,324

Chris Tong	283,547	12,200	55,639	0	924,802

David L. Stover	202,131	0	78,338	0	1,213,139

Susan M. Cunningham	0	0	0	0	0

Rodney D. Cook	35,000	7,200	12,034	0	209,496

(1)	Mr. Davidson deferred 100% of the STIP payment he earned in 2007 (otherwise paid in 2008) ($2,600,000) and 45% ($461,250) of base salary in 2008. Mr. Tong deferred 30% of the STIP payment he earned in 2007 (paid in 2008) ($196,880) and 20% ($86,667) of base salary in 2008. Mr. Stover deferred 20% of the STIP payment he earned in 2007 (paid in 2008) ($202,131). Mr. Cook deferred 10% ($35,000) of base salary in 2008.

(2)	Represents matching contributions of 100% of the first 6% of base salary deferred, to the extent not matched in our Thrift Plan.

(3)	Interest is paid at the greater of 125% of the 120-month rolling average of the 10-year Treasury Note, or the 120-month rolling average of the Prime Rate. Interest paid in 2008 is based on Prime Rate average of 6.81%, compounded monthly.

(4)	All named executive officers are 100% vested in these balances.

The matching contributions and a portion of the interest earnings credited to the Deferred Compensation Plan accounts of our named executive officers are reflected in the “All Other Compensation” and the “Change in Pension Value” columns of the Summary Compensation Table above, respectively.

Potential Payments and Benefits Upon Termination of Employment

The tables below estimate the amount of compensation payable to each of our named executive officers upon voluntary and involuntary termination of employment, termination following a change of control and in the event of disability or death, in each case effective as of December 31, 2008. The actual amount of compensation payable to each of our named executive officers can only be determined at the time of his or her separation from the Company.

Payments Made Upon Termination

Upon termination of employment for reasons other than disability, death or in connection with a change of control, each named executive officer is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	amounts credited under our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested under our Retirement Plan and Restoration Plan.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above, the named executive officer:

•	will have until the earlier of (1) the fifth anniversary of his or her retirement date or (2) the expiration of the remainder of the outstanding ten-year option term, to exercise all stock options that are vested as of his or her retirement date;

•	may be entitled to receive a prorated share of outstanding unvested restricted stock and performance unit awards at such time as any performance criteria associated with the awards is satisfied;

•	may elect to continue to participate in our medical and dental plans at subsidized retiree rates until he or she reaches age 65 (continued coverage for medical and dental benefits for the named executive officer’s dependents may also be elected at subsidized retiree rates); and

•	may continue to receive life insurance coverage until the attainment of age 65 at subsidized premium rates.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer or his or her named beneficiary will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Payments Made Upon a Change of Control

We have entered into change of control arrangements with each of our named executive officers. If a named executive officer’s employment is terminated within two years after a change of control of the Company, he or she may be entitled to receive certain severance benefits pursuant to the terms of his or her change of control arrangement. These benefits are described above more fully in this proxy statement under the heading “Change of Control Arrangements.”

Charles D. Davidson

The following table shows the potential payments to Mr. Davidson, President, CEO and Chairman of our Board, in the event of his termination of employment as of December 31, 2008.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on
Payments Upon Separation	12/31/2008(1)		12/31/2008(1)		12/31/2008		12/31/2008(1)		Death on 12/31/2008
Compensation:
Severance	—		—	(8)	$9,640,258	(9)	—		—
STIP Payments	—	(2)	—	(2)	1,025,000	(9)	—	(2)	—	(2)
Stock Options	—		—		85,234	(10)	—		—
Restricted Stock	$845,649	(3)	$845,649	(3)	6,098,456	(11)	$6,098,456	(3)	$6,098,456	(3)

Benefits and Perquisites:
Retirement Plans	4,819,513	(4)	4,819,513	(4)	4,819,513	(4)	4,579,708	(15)	2,508,918	(17)
Deferred Compensation Plan	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Health & Welfare Benefits	27,241	(6)	27,241	(6)	27,898	(12)	27,241	(6)	—
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(18)
Excise Tax & Gross-Up	—		—		5,100,000	(13)	—		—
Accrued Vacation Pay	—	(7)	—	(7)	—	(7)	—	(7)	—	(7)
Employment Services	—		—		15,000	(14)	—		—

TOTAL	$5,692,403		$5,692,403		$26,811,359		$10,705,405		$9,607,374

(1)	Mr. Davidson was eligible for early retirement as of December 31, 2008. Upon his termination of employment he will be entitled to retiree benefits under all of our benefit plans.

(2)	Mr. Davidson would not be entitled to a STIP payment for 2008 in the event of his termination of employment on December 31, 2008, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2009) in order to receive payment.

(3)	As a retiree, or due to termination as a result of disability or death, Mr. Davidson or his named beneficiary may be entitled to a prorated portion of all unvested performance-based restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Davidson during the restricted period. Value is based on the closing price of our common stock on December 31, 2008 ($49.22). We have assumed that the performance goals will be satisfied and 100% of the restricted shares awarded in 2006 (17,181 shares) will vest in 2009. All unvested shares of restricted stock with time-based vesting provisions (58,262 shares in 2007 and 48,459 shares in 2008) will be forfeited upon retirement, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of restricted stock with time-based vesting provisions will vest in the event of termination of employment as a result of death or disability as follows: 2007 award — 58,262 shares will vest; and 2008 award — 48,459 shares will vest. Value is based on the closing price of our common stock on December 31, 2008 ($49.22).

(4)	Reflects the total lump sum payable to Mr. Davidson under our Retirement Plan and Restoration Plan as of January 1, 2009. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2008 termination date, Mr. Davidson’s monthly age 65 retirement benefits from our Retirement Plan would be $4,076. If Mr. Davidson commences his retirement benefits immediately following termination on December 31, 2008, his monthly benefits from our Retirement Plan, reduced for early retirement, would be $2,536. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Davidson elected to receive a lump sum from the Restoration Plan upon separation of service. The lump sum payable to Mr. Davidson from our Restoration Plan based on a December 31, 2008 termination date is $4,414,554.

(5)	Mr. Davidson would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 18.

(6)	Reflects the present value of expected future medical and dental benefits that will be paid by the Company in connection with Mr. Davidson’s participation in the medical and dental plans as a retiree. Assumptions used for this calculation are the same assumptions disclosed in Note 12 to our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC, for post-retirement calculations.

(7)	Mr. Davidson is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Davidson used all of his vacation during 2008 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2008. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Davidson’s salary.

(8)	Mr. Davidson is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Davidson is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (100%) for a total payment of $1,340,385.

(9)	We entered into a Change of Control Agreement with Mr. Davidson that provides for severance benefits in the event that Mr. Davidson’s employment terminates within two years after a change of control of the Company. Under Mr. Davidson’s Change of Control Agreement, if Mr. Davidson is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.99 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Davidson is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(10)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all unvested stock options held by Mr. Davidson as of December 31, 2008.

(11)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Davidson on December 31, 2008 based on the closing price of our common stock on December 31, 2008 ($49.22).

(12)	Mr. Davidson’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 36 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits. Mr. Davidson is also entitled to continue his medical and dental coverage following this 36-month period as a participant in our retiree medical plan at subsidized premium rates as discussed above. The value reflected also includes the present value of the expected future medical and dental benefits that will be paid by us in connection with Mr. Davidson’s participation in the retiree medical plan following the 36-month period.

(13)	Mr. Davidson is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Davidson based on a December 31, 2008 change of control and the closing price of our common stock on December 31, 2008 of $49.22 is $5,100,000.

(14)	Mr. Davidson’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(15)	In the event of Mr. Davidson’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Davidson’s age 65 benefits based on a disability date of December 31, 2008. The calculation is based on Mr. Davidson’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Davidson’s monthly benefit from our Retirement Plan and Restoration Plan would be $61,598. In the event that Mr. Davidson elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 4 above.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Mr. Davidson’s death while an active employee, his named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of his death on December 31, 2008 is $2,508,918. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2008 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plan. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Davidson may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Davidson also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Davidson has accumulated as of December 31, 2008 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Vested Benefits as of December 31, 2008:
Stock Options(1)	$22,056,167	$22,056,167	$22,056,167	$22,056,167	$22,056,167
Deferred Compensation Plan	14,640,324	14,640,324	14,640,324	14,640,324	14,640,324
Performance Units(2)	2,919,359	2,919,359	2,919,359	2,919,359	2,919,359

Total Vested Benefits	$39,615,850	$39,615,850	$39,615,850	$39,615,850	$39,615,850

Benefits and Payments Upon Separation:	5,692,403	5,692,403	26,811,359	10,705,405	9,607,374

Total “Walk-Away” Value	$45,308,253	$45,308,253	$66,427,209	$50,321,255	$49,223,224

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all stock options vested and exercisable as of December 31, 2008.

(2)	Reflects estimated payout of performance units awarded to Mr. Davidson under our LTIP in 2006 (1,641,196 units). The performance period for determining payout level of these units ended on December 31,

2008. In the event of Mr. Davidson’s termination of employment, he will still be entitled to payment based on the Company’s actual level of achievement against stated performance goals. Actual payout will be determined at a meeting of our Compensation Committee in April 2009.

Chris Tong

The following table shows the potential payments to Mr. Tong, Senior Vice President and Chief Financial Officer of the Company, in the event of his termination of employment as of December 31, 2008.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2008		12/31/2008		12/31/2008		12/31/2008		12/31/2008
Compensation:
Severance	—		—	(7)	$2,548,684	(8)	—		—
STIP Payments	—	(1)	—	(1)	333,750	(8)	—	(1)	—	(1)
Stock Options	—		—		17,473	(9)	—		—
Restricted Stock	—	(2)	—	(2)	1,276,324	(10)	$1,276,324	(14)	$1,276,324	(15)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	1,151,225	(15)	129,784	(17)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—	(5)	—	(5)	41,713	(11)	—	(5)	—
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		890,000	(18)
Excise Tax & Gross-Up	—		—		1,300,000	(12)	—		—
Accrued Vacation Pay	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Employment Services	—		—		15,000	(13)	—		—

TOTAL	$—		$—		$5,532,944		$2,427,549		$2,296,108

(1)	Mr. Tong would not be entitled to a STIP payment for 2008 in the event of his termination of employment on December 31, 2008, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2009) in order to receive payment.

(2)	All unvested shares of restricted stock will be forfeited upon Mr. Tong’s voluntary or involuntary termination of employment on December 31, 2008, including the 2006 award — 3,522 shares; the 2007 award — 11,700 shares; and the 2008 award — 10,709 shares.

(3)	Mr. Tong is not vested in either our Retirement Plan or our Restoration Plan.

(4)	Mr. Tong would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 18.

(5)	Mr. Tong would not be eligible to participate in our retiree medical and dental plans in the event of his termination of employment on December 31, 2008.

(6)	Mr. Tong is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Tong used all of his vacation during 2008 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2008. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Tong’s salary.

(7)	Mr. Tong is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Tong is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (75%) for a total payment of $436,442.

(8)	We entered into a Change of Control Agreement with Mr. Tong that provides for severance benefits in the event that Mr. Tong’s employment terminates within two years after a change of control of the Company. Under Mr. Tong’s Change of Control Agreement, if Mr. Tong is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Tong is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(9)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all unvested stock options held by Mr. Tong as of December 31, 2008.

(10)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Tong on December 31, 2008 based on the closing price of our common stock on December 31, 2008 ($49.22).

(11)	Mr. Tong’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(12)	Mr. Tong is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Tong based on a December 31, 2008 change of control and the closing price of our common stock on December 31, 2008 of $49.22 is $1,300,000.

(13)	Mr. Tong’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(14)	In the event of termination of employment as a result of disability or death, Mr. Tong or his named beneficiary may be entitled to a prorated portion of all unvested performance-based restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Tong during the restricted period. Value is based on the closing price of our common stock as of December 31, 2008 ($49.22). We have assumed that the performance goals will be satisfied and 100% of the 2006 restricted shares awarded (3,522 shares) will vest in 2009. All unvested shares of restricted stock with time-based vesting provisions will also vest in the event of Mr. Tong’s termination of employment as a result of death or disability as follows: 2007 award — 11,700 shares will vest; and 2008 award — 10,709 shares will vest. Value is based on the closing price of our common stock on December 31, 2008 ($49.22).

(15)	In the event of Mr. Tong’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Tong’s age 65 benefits based on a disability date of December 31, 2008. The calculation is based on Mr. Tong’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Tong’s monthly benefit from our Retirement Plan and Restoration Plan would be $22,741.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Mr. Tong’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Tong’s death on December 31, 2008 is $129,784. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2008 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plans. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Tong may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Tong also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Tong has accumulated as of December 31, 2008 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Vested Benefits as of December 31, 2008:
Stock Options(1)	$1,166,253	$1,166,253	$1,166,253	$1,166,253	$1,166,253
Deferred Compensation Plan	924,802	924,802	924,802	924,802	924,802
Performance Units(2)	598,411	598,411	598,411	598,411	598,411

Total Vested Benefits	$2,689,466	$2,689,466	$2,689,466	$2,689,466	$2,689,466

Benefits and Payments Upon Separation:	598,411	598,411	5,532,944	2,427,549	2,296,108

Total “Walk-Away” Value	$3,287,877	$3,287,877	$8,222,410	$5,117,015	$4,985,574

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all stock options vested and exercisable as of December 31, 2008.

(2)	Reflects estimated payout of performance units awarded to Mr. Tong under our LTIP in 2006 (336,413 units). The performance period for determining payout level of these units ended on December 31, 2008. In the event of Mr. Tong’s termination of employment, he will still be entitled to payment based on the Company’s actual level of achievement against stated performance goals. Actual payout will be determined at a meeting of our Compensation Committee in April 2009.

David L. Stover

The following table shows the potential payments to Mr. Stover, Executive Vice President and Chief Operating Officer of the Company, in the event of his termination of employment as of December 31, 2008.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2008		12/31/2008		12/31/2008		12/31/2008		12/31/2008
Compensation:
Severance	—		—	(7)	$3,793,511	(8)	—		—
STIP Payments	—	(1)	—	(1)	540,000	(8)	—	(1)	—	(1)
Stock Options	—		—		17,473	(9)	—		—
Restricted Stock	—	(2)	—	(2)	2,161,004	(10)	$2,161,004	(14)	$2,161,004	(14)

Benefits and Perquisites:
Retirement Plans	$541,836	(3)	$541,836	(3)	541,836	(3)	1,498,272	(15)	214,027	(17)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—	(5)	—	(5)	31,338	(11)	—	(5)	—
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(18)
Excise Tax & Gross-Up	—		—		2,000,000	(12)	—		—
Accrued Vacation Pay	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Employment Services	—		—		15,000	(13)	—		—

TOTAL	$541,836		$541,836		$9,100,162		$3,659,276		$3,375,031

(1)	Mr. Stover would not be entitled to a STIP payment for 2008 in the event of his termination of employment on December 31, 2008, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2009) in order to receive payment.

(2)	All unvested shares of restricted stock will be forfeited upon Mr. Stover’s voluntary or involuntary termination of employment on December 31, 2008, including the 2006 award — 3,522 shares; the 2007 award — 17,257 shares; and the 2008 award — 23,126 shares.

(3)	Reflects the total lump sum payable to Mr. Stover under our Retirement Plan and Restoration Plan as of January 1, 2009. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2008 termination date, Mr. Stover’s monthly age 65 retirement benefits from our Retirement Plan would be $2,180. If Mr. Stover commences his retirement benefits immediately following termination of employment on December 31, 2008, his monthly benefits from our Retirement Plan, reduced for early commencement, would be $562. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Stover elected to receive a lump sum from the Restoration Plan at the later of attainment of age 55 or separation of service. Mr. Stover’s Restoration Plan lump sum amount as of December 31, 2008 is $399,949. An actuarially equivalent amount will be payable to Mr. Stover at the time he attains age 55 (in 2012) based on the interest rates in effect at that time.

(4)	Mr. Stover would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 18.

(5)	Mr. Stover would not be eligible to participate in our retiree medical and dental plans in the event of his termination of employment on December 31, 2008.

(6)	Mr. Stover is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Stover used all of his vacation during 2008 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2008. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Stover’s salary.

(7)	Mr. Stover is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Stover is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (90%) for a total payment of $678,462.

(8)	We entered into a Change of Control Agreement with Mr. Stover that provides for severance benefits in the event that Mr. Stover’s employment terminates within two years after a change of control of the Company. Under Mr. Stover’s Change of Control Agreement, if Mr. Stover is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Stover is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(9)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each option and the closing price of our common stock on December 31, 2008 ($49.22) on all unvested stock options held by Mr. Stover as of December 31, 2008.

(10)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Stover on December 31, 2008 based on the closing price of our common stock on December 31, 2008 ($49.22).

(11)	Mr. Stover’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(12)	Mr. Stover is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Stover based on a December 31, 2008 change of control and the closing price of our common stock on December 31, 2008 of $49.22 is $2,000,000.

(13)	Mr. Stover’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(14)	In the event of termination of employment as a result of disability or death, Mr. Stover or his named beneficiary may be entitled to a prorated portion of all unvested performance-based restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Stover during the restricted period. Value is based on the closing price of our common stock on December 31, 2008 ($49.22). We have assumed that the performance goals will be satisfied and 100% of the 2006 award (3,522 shares) will vest in 2009. All unvested shares of restricted stock with time-based vesting provisions will also vest in the event of Mr. Stover’s termination of employment as a result of death or disability as follows: 2007 award — 17,257 shares will vest; and 2008 award — 23,126 shares will vest. Value is based on the closing price of our common stock on December 31, 2008 ($49.22).

(15)	In the event of Mr. Stover’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Stover’s age 65 benefits based on a disability date of December 31, 2008. The calculation is based on Mr. Stover’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Stover’s monthly benefit from our Retirement Plan and Restoration Plan would be $31,807.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Mr. Stover’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Stover’s death on December 31, 2008 is $214,027. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2008 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plans. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Stover may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Stover also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Stover has accumulated as of December 31, 2008 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Vested Benefits as of December 31, 2008:
Stock Options(1)	$2,445,113	$2,445,113	$2,445,113	$2,445,113	$2,445,113
Deferred Compensation Plan	1,213,139	1,213,139	1,213,139	1,213,139	1,213,139
Performance Units(2)	598,411	598,411	598,411	598,411	598,411

Total Vested Benefits	$4,256,663	$4,256,663	$4,256,663	$4,256,663	$4,256,663

Benefits and Payments Upon Separation:	541,836	541,836	9,100,162	3,659,276	3,375,031

Total “Walk-Away” Value	$4,798,499	$4,798,499	$13,356,825	$7,915,939	$7,631,694

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all stock options vested and exercisable as of December 31, 2008.

(2)	Reflects estimated payout of performance units awarded to Mr. Stover under our LTIP in 2006 (336,413 units). The performance period for determining payout level of these units ended on December 31, 2008. In the event of Mr. Stover’s termination of employment, he will still be entitled to payment based on the Company’s actual level of achievement against stated performance goals. Actual payout will be determined at a meeting of our Compensation Committee in April 2009.

Susan M. Cunningham

The following table shows the potential payments to Ms. Cunningham, Senior Vice President — Exploration, in the event of her termination of employment as of December 31, 2008.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2008		12/31/2008		12/31/2008		12/31/2008		12/31/2008
Compensation:
Severance	—		—	(7)	$2,567,144	(8)	—		—
STIP Payments	—	(1)	—	(1)	330,000	(8)	—	(1)	—	(1)
Stock Options	—		—		17,473	(9)	—		—
Restricted Stock	—	(2)	—	(2)	1,339,670	(10)	$1,339,670	(14)	$1,339,670	(15)

Benefits and Perquisites:
Retirement Plans	$740,103	(3)	$740,103	(3)	$740,103	(3)	1,494,985	(15)	258,288	(17)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—	(5)	—	(5)	40,996	(11)	—	(5)	—
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		880,000	(18)
Excise Tax & Gross-Up	—		—		1,200,000	(12)	—		—
Accrued Vacation Pay	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Employment Services	—		—		15,000	(13)	—		—

TOTAL	$740,103		$740,103		$6,250,386		$2,834,655		$2,477,958

(1)	Ms. Cunningham would not be entitled to a STIP payment for 2008 in the event of her termination of employment on December 31, 2008, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2009) in order to receive payment.

(2)	All unvested shares of restricted stock will be forfeited upon Ms. Cunningham’s voluntary or involuntary termination of employment on December 31, 2008, including the 2006 award — 3,522 shares; the 2007 award — 12,231 shares; and the 2008 award — 11,465 shares.

(3)	Reflects the total lump sum payable to Ms. Cunningham under our Retirement Plan and Restoration Plan as of January 1, 2009. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2008 termination date, Ms. Cunningham’s monthly age 65 retirement benefits from our Retirement Plan would be $2,816. If Ms. Cunningham commences her retirement benefits immediately following termination of employment on December 31, 2008, her monthly benefits from our Retirement Plan, reduced for early commencement, would be $856. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Ms. Cunningham elected to receive a lump sum from the Restoration Plan upon separation of service. The lump sum payable to Ms. Cunningham from our Restoration Plan based on a December 31, 2008 termination date is $538,617.

(4)	Ms. Cunningham would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of her termination of employment.

(5)	Ms. Cunningham would not be eligible to participate in our retiree medical and dental plans in the event of her termination of employment on December 31, 2008.

(6)	Ms. Cunningham is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Ms. Cunningham used all of her vacation during 2008 and would therefore not be entitled to payment for any unused vacation in the event of her termination on December 31, 2008. In the event of termination during the year, all amounts of unused vacation would be paid based on Ms. Cunningham’s salary.

(7)	Ms. Cunningham is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Ms. Cunningham is entitled to a severance payment under the plan, she would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on her STIP target percentage (75%) for a total payment of $448,462.

(8)	We entered into a Change of Control Agreement with Ms. Cunningham that provides for severance benefits in the event that Ms. Cunningham’s employment terminates within two years after a change of control of the Company. Under Ms. Cunningham’s Change of Control Agreement, if Ms. Cunningham is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), she is entitled to receive a lump sum severance payment equal to 2.5 times her annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Ms. Cunningham is also entitled to a prorated STIP payment based on her termination date in the year of the change of control.

(9)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all unvested stock options held by Ms. Cunningham as of December 31, 2008.

(10)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Ms. Cunningham on December 31, 2008 based on the closing price of our common stock on December 31, 2008 ($49.22).

(11)	Ms. Cunningham’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(12)	Ms. Cunningham is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Ms. Cunningham based on a December 31, 2008 change of control and the closing price of our common stock on December 31, 2008 of $49.22 is $1,200,000.

(13)	Ms. Cunningham’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(14)	In the event of termination of employment as a result of disability or death, Ms. Cunningham or her named beneficiary may be entitled to a prorated portion of all unvested performance based restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Ms. Cunningham during the restricted period. Value is based on the closing price of our common stock on December 31, 2008 ($49.22). We have assumed that the performance goals will be satisfied and 100% of the 2006 award (3,522 shares) will vest in 2009. All unvested shares of restricted stock with time-based vesting provisions will also vest in the event of Ms. Cunningham’s termination of employment as a result of death or disability as follows: the 2007 award — 12,231 shares will vest; and the 2008 award — 11,465 shares will vest. Value is based on the closing price of our common stock on December 31, 2008 ($49.22).

(15)	In the event of Ms. Cunningham’s termination of employment due to permanent and total disability, her age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if she had continued to work until age 65. The value reflected represents the actuarial present value of Ms. Cunningham’s age 65 benefits based on a disability date of December 31, 2008. The calculation is based on Ms. Cunningham’s final average compensation as of her date of disability. Upon commencement of her benefits at age 65, Ms. Cunningham’s monthly benefit from our Retirement Plan and Restoration Plan would be $26,358.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Ms. Cunningham’s death while an active employee, her named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of Ms. Cunningham’s death on December 31, 2008 is $258,288. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2008 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plans. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Ms. Cunningham may receive upon the termination of her employment, she will continue to hold stock options that were vested immediately prior to her termination. Ms. Cunningham also will be entitled to receive the vested balance of her contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Ms. Cunningham has accumulated as of December 31, 2008 and the benefits she will receive as a result of her termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Vested Benefits as of December 31, 2008:
Stock Options(1)	$4,781,854	$4,781,854	$4,781,854	$4,781,854	$4,781,854
Deferred Compensation Plan	—	—	—	—	—
Performance Units(2)	598,411	598,411	598,411	598,411	598,411

Total Vested Benefits	$5,380,265	$5,380,265	$5,380,265	$5,380,265	$5,380,265

Benefits and Payments Upon Separation:	740,103	740,103	6,250,386	2,834,655	2,477,958

Total “Walk-Away” Value	$6,120,368	$6,120,368	$11,630,651	$8,214,920	$7,858,223

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all stock options vested and exercisable as of December 31, 2008.

(2)	Reflects estimated payout of performance units awarded to Ms. Cunningham under our LTIP in 2006 (336,413 units). The performance period for determining payout level of these units ended on December 31, 2008. In the event of Ms. Cunningham’s termination of employment, she will still be entitled to payment based on the Company’s actual level of achievement against stated performance goals. Actual payout will be determined at a meeting of our Compensation Committee in April 2009.

Rodney D. Cook

The following table shows the potential payments to Mr. Cook, Senior Vice President — International Division, in the event of his termination of employment as of December 31, 2008.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2008(1)		12/31/2008(1)		12/31/2008		12/31/2008(1)		12/31/2008
Compensation:
Severance	—		—	(8)	$1,906,871	(9)	—		—
STIP Payments	—	(2)	—	(2)	288,750	(9)	—	(2)	—	(2)
Stock Options	—		—		98,401	(10)	—		—
Restricted Stock	$224,443	(3)	$224,443	(3)	1,231,681	(11)	$1,231,681	(3)	$1,231,681	(3)

Benefits and Perquisites:
Retirement Plans	2,009,571	(4)	2,009,571	(4)	2,009,571	(4)	959,891	(15)	929,615	(17)
Deferred Compensation Plan	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Health & Welfare Benefits	173,062	(6)	173,062	(6)	175,006	(12)	173,062	(6)	173,062
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		770,000	(18)
Excise Tax & Gross-Up	—		—		890,000	(13)	—		—
Accrued Vacation Pay	—	(7)	—	(7)	—	(7)	—	(7)	—	(7)
Employment Services	—		—		15,000	(14)	—		—

TOTAL	$2,407,076		$2,407,076		$6,615,280		$2,364,634		$3,104,358

(1)	Mr. Cook was eligible for early retirement as of December 31, 2008. Upon his termination of employment he will be entitled to retiree benefits under all of our benefit plans.

(2)	Mr. Cook would not be entitled to a STIP payment for 2008 in the event of his termination of employment on December 31, 2008, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2009) in order to receive payment.

(3)	As a retiree, or due to termination as a result of disability or death, Mr. Cook or his named beneficiary may be entitled to a prorated portion of all unvested performance-based restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Cook during the restricted period. Value is based on the closing price of our common stock on December 31, 2008 ($49.22). We have assumed that the performance goals will be satisfied and 100% of the shares awarded in 2006 (4,560) will vest in 2009. All unvested shares of restricted stock with time-based vesting provisions (10,195 shares in 2007 and 10,269 shares in 2008) will be forfeited upon retirement, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of restricted stock with time-based vesting provisions will vest in the event of Mr. Cook’s termination of employment as a result of death or disability as follows: 2007 award — 10,195 shares will vest; and 2008 award — 10,269 shares will vest. Value is based on the closing price of our common stock on December 31, 2008 ($49.22).

(4)	Reflects the total lump sum payable to Mr. Cook under our Retirement Plan and Restoration Plan as of January 1, 2009. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2008 termination date, Mr. Cook’s monthly age 65 retirement benefits from our Retirement Plan would be $22,873. If Mr. Cook commences his retirement benefits immediately following retirement on December 31, 2008, his monthly benefits from our Retirement Plan, reduced for early commencement, would be $6,115. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Cook elected to receive a lump sum payment from the Restoration Plan at the later of attainment of age 55 or separation of service. Mr. Cook’s Restoration Plan lump sum amount as of

December 31, 2008 is $899,320. An actuarially equivalent amount will be payable to Mr. Cook at the time he attains age 55 (in 2012) based on the interest rates in effect at that time.

(5)	Mr. Cook would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 18.

(6)	Reflects the present value of expected future medical and dental benefits that will be paid by the Company in connection with Mr. Cook’s participation in the medical and dental plans as a retiree. Assumptions used for this calculation are the same assumptions disclosed in Note 12 to our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC, for post-retirement calculations.

(7)	Mr. Cook is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Cook used all of his vacation during 2008 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2008. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Cook’s salary.

(8)	Mr. Cook is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Cook is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (75%) for a total payment of $673,750.

(9)	Mr. Cook is a participant in the Noble Energy, Inc. Change in Control Plan for Executives. This Plan provides for severance benefits in the event that Mr. Cook’s employment terminates within two years after a change of control of the Company. Under the Plan, if Mr. Cook is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Cook is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(10)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all unvested stock options held by Mr. Cook as of December 31, 2008.

(11)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Cook on December 31, 2008 based on the closing price of our common stock on December 31, 2008 ($49.22).

(12)	The Change in Control Plan for Executives provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits. Mr. Cook is also entitled to continue his medical and dental coverage following this 30-month period as a participant in our retiree medical plan at subsidized premium rates as discussed above. The value reflected also includes the present value of the expected future medical and dental benefits that will be paid by us in connection with Mr. Cook’s participation in the retiree medical plan following the 30-month period.

(13)	Mr. Cook is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Cook based on a December 31, 2008 change of control and the closing price of our common stock on December 31, 2008 of $49.22 is $890,000.

(14)	The Change in Control Plan for Executives provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(15)	In the event of Mr. Cook’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Cook’s age 65 benefits based on a disability date of December 31, 2008. The calculation is based on Mr. Cook’s final average compensation as of his date of disability. Upon commencement of his benefit at age 65, Mr. Cook’s monthly benefit from our Retirement Plan and Restoration Plan will be $19,688. In the event that Mr. Cook elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 4 above.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Mr. Cook’s death while an active employee, his named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Cook’s death on December 31, 2008 is $929,615. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2008 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plan. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Cook may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Cook also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Cook has accumulated as of December 31, 2008 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Vested Benefits as of December 31, 2008:
Stock Options(1)	$290,208	$290,208	$290,208	$290,208	$290,208
Deferred Compensation Plan	209,496	209,496	209,496	209,496	209,496
Performance Units(2)	265,073	265,073	265,073	265,073	265,073

Total Vested Benefits	$764,777	$764,777	$764,777	$764,777	$764,777

Benefits and Payments Upon Separation:	2,407,076	2,407,076	6,615,280	2,364,634	3,104,358

Total “Walk-Away” Value	$3,171,853	$3,171,853	$7,380,057	$3,129,411	$3,869,135

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2008 ($49.22) on all stock options vested and exercisable as of December 31, 2008.

(2)	Reflects estimated payout of performance units awarded to Mr. Cook under our LTIP in 2006 (149,018 units). The performance period for determining payout level of these units ended on December 31, 2008. In the event of Mr. Cook’s termination of employment, he will still be entitled to payment based on the Company’s actual level of achievement against stated performance goals. Actual payout will be determined at a meeting of our Compensation Committee in April 2009.

Director Compensation

Our director compensation program consists of two principal elements: annual retainer and committee fees and equity grants of stock options and restricted stock. Our Governance Committee reviews our director compensation program annually. Towers Perrin provided services to our Governance Committee in 2008 to assist it in reviewing and determining fees and equity compensation paid or awarded, as the case may be, to our non-employee directors. Based upon that review, (1) grants of stock options and awards of restricted stock were made to our non-employee directors on February 1, 2008 and (2) the annual fee to be paid to the chair of the Compensation Committee was increased from $7,500 to $10,000 beginning August 1, 2008.

Annual Retainer and Committee Fees:  Non-employee directors receive an annual retainer of $50,000 and a fee of $2,000 for each Board or committee meeting attended. With the exception of our Audit Committee and Compensation Committee, the chair of each committee, if not also an employee or officer of the Company, receives an additional annual fee of $7,500. The chair of the Audit Committee receives an additional annual fee of $15,000 and the chair of the Compensation Committee receives an additional annual fee of $10,000. The position of Lead Independent Director, which is filled by a non-employee director, receives an additional annual fee of $20,000. All annual fees are paid pro rata on a monthly basis. Non-employee directors are entitled to participate in our Non-Employee Director Fee Deferral Plan. Under the terms of this plan, non-employee directors may, during a specified period of time each year, elect to have all or any portion of their director fees deferred for future payment by the Company. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and director continuing education programs relevant to their service on our Board.

Equity Grants:  The 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (“2005 Plan”) was approved by our stockholders at our April 26, 2005 annual meeting. The primary purpose of the 2005 Plan is to provide each of our non-employee directors with an added incentive to continue in the service of the Company and a more direct interest in the future success of our operations by granting to such directors options to purchase shares of our common stock and awards of restricted shares of our stock. The 2005 Plan provides for a grant of stock options and award of restricted stock upon the director’s joining our Board and thereafter annually on each February 1 during the term of the plan. The 2005 Plan was amended effective September 1, 2008 to provide that the grant upon a director’s joining our Board is to be a fixed grant valued at $250,000 to be allocated one-half stock options and one-half restricted stock. In addition, our Board has the discretion, subject to certain limitations, to grant stock options and award restricted stock to the non-employee directors in addition to the February 1 automatic grant and award, and to determine the restrictions, terms and conditions applicable to such grants and awards.

The table below sets forth certain information concerning the compensation earned in 2008 by our non-employee directors who served in 2008.

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	($)	($)	($)	($)
Jeffrey L. Berenson	$98,003	$94,162	$63,690	—	—	—	$255,855
Michael A. Cawley	124,996	94,162	63,690	—	—	—	282,848
Edward F. Cox	111,503	94,162	63,690	—	—	—	269,355
Thomas J. Edelman	76,001	94,162	63,690	—	—	—	233,853
Kirby L. Hedrick	110,544	94,162	63,690	—	—	—	268,396
Bruce A. Smith(4)	6,167	9,320	8,205	—	—	—	23,692
Scott D. Urban	104,004	373,704	262,438	—	—	—	740,146
William T. Van Kleef	115,003	94,162	63,690	—	—	—	272,855

(1)	Reflects fees paid or earned by our non-employee directors in 2008. Each non-employee director earned the following: an annual retainer of $50,000 and $2,000 for each Board or committee meeting attended. Mr. Cawley received an additional $20,000 for serving as our Lead Independent Director. Mr. Van Kleef received an additional $15,000 for serving as the Chair of our Audit Committee. Messrs. Hedrick, Cox and Cawley each received an additional $7,500, adjusted in the case of Mr. Hedrick to $10,000 beginning August 1, 2008, for serving as Chair of our Compensation Committee; Environmental, Health and Safety Committee; and Governance Committee, respectively.

(2)	Reflects the compensation expense recognized in our financial statements for the 2008 fiscal year for restricted stock awards to our non-employee directors in 2007 and 2008 under our 2005 Plan. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 13 to our 2008 audited financial statements included in our annual report on Form 10-K. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures. Restricted stock awarded to our non-employee directors in 2008 will vest on the one-year anniversary of the grant date. The vesting of the restricted shares will accelerate in the event of a change of control of the Company. Each non-employee director received an award of 1,265 shares of restricted stock on February 1, 2008 that was unvested as of December 31, 2008.

(3)	Reflects the compensation expense recognized in our financial statements for the 2008 fiscal year for nonqualified stock options granted to our non-employee directors in 2007 and 2008 under our 2005 Plan. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 13 to our 2008 audited financial statements included in our annual report on Form 10-K. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures. Options represent the right to purchase shares of common stock at a fixed price per share equal to fair market value on the date of grant. Our 2005 Plan defines “fair market value” as the closing price of our common stock on the NYSE on the date of grant. Options granted to our non-employee directors in 2008 will vest on the one-year anniversary of the grant date. The vesting of the options will accelerate in the event of a change of control of the Company. Vesting of these options is not contingent upon the satisfaction of any performance criteria, although none of the options may be exercised until the first anniversary (absent a change of control of the Company) or after the tenth anniversary of the date of grant. Each non-employee director received 2,968 nonqualified stock options on February 1, 2008 that were unvested as of December 31, 2008. The following directors have option awards outstanding as of December 31, 2008: Mr. Berenson — 14,851; Mr. Cawley — 46,651; Mr. Cox — 11,651; Mr. Edelman — 600,191; Mr. Hedrick — 61,651; Mr. Urban — 14,168; and Mr. Van Kleef — 22,851.

(4)	Mr. Smith served on our Board until his resignation on February 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and more than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and more than 10% beneficial owners were complied with during the year ended December 31, 2008.

CERTAIN TRANSACTIONS

In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our annual proxy statement. In addition, our Governance Committee or Board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions

Since the beginning of fiscal year 2008, there have been no transactions in excess of $120,000 between the Company and a related person in which the related person had a direct or indirect material interest.

REPORT OF THE
AUDIT COMMITTEE

To the Stockholders of
Noble Energy, Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to: (1) assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in the Company’s annual proxy statement. The Audit Committee’s function is more fully described in its charter, which was adopted by the Audit Committee and the Board of Directors on March 4, 2004 and most recently amended on January 27, 2009 in connection with the Audit Committee’s annual review of its charter. A copy of the charter is available on our website at www.nobleenergyinc.com under the “Corporate Governance” section and is also available in print to any stockholder who requests it. The Audit Committee held eight meetings during 2008, including regular meetings and special meetings addressing earnings releases, credit considerations and related matters.

Throughout 2008 and continuing to-date, the Audit Committee has been comprised entirely of independent directors, as defined and required by current NYSE listing standards and Section 10A(m)(3) of the Exchange Act of 1934, as amended, and as so determined by our Board of Directors. The Board of Directors also determined that Mr. Bruce A. Smith, who served on the committee until his resignation from the Board on February 1, 2008, and Mr. Van Kleef are each an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K.

Review and Discussion

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with KPMG LLP, the Company’s independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). Additionally, KPMG LLP has provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee discussed the auditors’ independence with management and the auditors.

The Audit Committee also has considered whether KPMG LLP’s rendering of non-audit services to the Company is compatible with maintaining its independence. The Audit Committee has concluded that the rendering of the non-audit services by KPMG LLP has not impaired its independence.

Based on the Audit Committee’s discussions with management and the independent auditor, and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

March 23, 2009

Audit Committee

William T. Van Kleef, Chair
Michael A. Cawley
Scott D. Urban

MATTERS RELATING TO THE INDEPENDENT AUDITOR

Accounting Fees and Services for Fiscal Years 2008 and 2007

	2008	%	2007	%

Audit Fees(1)	$1,810,400	89.2	$1,860,000	89.7
Audit — Related Fees(2)	216,300	10.7	211,000	10.2
Tax	—	—	—	—
Other(3)	1,500	0.1	1,500	0.1

	$2,028,200	100.0	$2,072,500	100.0

(1)	Services rendered in 2008 and 2007 include auditing our financial statements included in the Company’s annual report filed on Form 10-K and our internal controls over financial reporting. Services also include quarterly reviews of our interim financial statements filed on Form 10-Q and audit consultation.

(2)	Includes fees paid for foreign statutory and domestic retirement and thrift plan audits and other audit-related work.

(3)	Includes fees paid for online accounting research subscription.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditor prior to the receipt of such services. The Audit Committee Chair has the authority to pre-approve services of up to $25,000 rendered by our independent auditor. Any pre-approval of services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.

All audit-related services, tax services and other services for 2008 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder proposals intended to be brought before the annual meeting of stockholders as an agenda item or to be included in our proxy statement relating to our 2010 annual meeting of stockholders, which is currently scheduled to be held on April 27, 2010, must be received by us at our office in Houston, Texas, addressed to our Secretary, no later than December 29, 2009.

We will bear the cost of solicitation of proxies. Solicitation may be made by mail, personal interview, telephone or telegraph by our officers, agents or employees, who will receive no additional compensation for these efforts. To aid in the solicitation of proxies, we have employed the firm of Georgeson, Inc., which will receive a fee of approximately $8,000 plus out-of-pocket expenses. We will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

Our Board does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

Noble Energy, Inc.
Houston, Texas
March 23, 2009
Chris Tong
Senior Vice President and
Chief Financial Officer

Appendix A

NOBLE ENERGY, INC.

1992 STOCK OPTION AND RESTRICTED STOCK PLAN

(As Amended Through April 28, 2009)

Section 1.  Purpose

The purpose of this Plan is to assist Noble Energy, Inc., a Delaware corporation formerly known as Noble Affiliates, Inc., in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Shares of the Company’s capital stock, by granting to such persons Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

Section 2.  Definitions

Unless the context otherwise requires, the following words as used herein shall have the following meanings:

(a) “Affiliate” means any corporation (other than the Company) in any unbroken chain of corporations (i) beginning with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) ending with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations, other than the Company, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) “Agreement” means the written agreement (i) between the Company and the Optionee evidencing the Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto or (ii) between the Company and a recipient of Restricted Stock evidencing the restrictions, terms and conditions applicable to such award of Restricted Stock and the understanding of the parties with respect thereto.

(c) “Board” means the Board of Directors of the Company as the same may be constituted from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.

(f) “Company” means Noble Energy, Inc., a Delaware corporation.

(g) “Corporate Transaction” shall have the meaning as defined in Section 8 of the Plan.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or any similar system then in use, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if a Share is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations on such system for such Share on the date in question. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value per Share shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

(j) “Incentive Option” means an Option that is intended to satisfy the requirements of Section 422(b) of the Code and Section 17 of the Plan.

(k) “Nonqualified Option” means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.

(l) “Non-Employee Director” means a director of the Company who satisfies the definition thereof under Rule 16b-3 promulgated under the Exchange Act.

(m) “Option” means an option to purchase one or more Shares granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

(n) “Optionee” means a person who has been granted an Option and who has executed an Agreement with the Company.

(o) “Outside Director” means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(p) “Plan” means this Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended from time to time.

(q) “Restricted Stock” means Shares issued or transferred pursuant to Section 20 of the Plan.

(r) “Retirement” means a termination of employment with the Company or an Affiliate either (i) on a voluntary basis by a person who (A) is at least 55 years of age with five years of credited service with the Company or one or more Affiliates or (B) has at least 20 years of credited service with the Company or one or more Affiliates, immediately prior to such termination of employment or (ii) otherwise with the written consent of the Committee in its sole discretion.

(s) “SARs” means stock appreciation rights granted pursuant to Section 7 of the Plan.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Share” means a share of the Company’s present common stock, par value $3.33 1/3 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

Section 3.  Administration

The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, a Committee of two or more directors of the Company, all of whom are (a) Non-Employee Directors, and (b) not later than immediately after the first meeting of stockholders of the Company at which its directors are elected that occurs after December 31, 1996, Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the bylaws or certificate of incorporation of the Company or any resolutions of the Board.

All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options or any SARs that relate to such Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of such Options; (e) subject to Sections 9 and 11 of the Plan, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option and any SARs that relate to such Option that have been granted or the time of the lapsing of restrictions on Restricted Stock; (f) to construe the respective Agreements; and (g) to exercise the powers conferred on the Committee under the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or Board, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.

Section 4.  Shares Subject to the Plan

(a) The total number of Shares that may be purchased pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock shall not exceed a maximum of 24,000,000 in the aggregate, and the total number of shares for which Options and SARs may be granted, and which may be awarded as Restricted Stock, to any one person during a calendar year is 400,000 in the aggregate; provided that each such maximum number of Shares shall be increased or decreased as provided in Section 13 of the Plan.

(b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after December 9, 2006.

(c) Shares subject to an Option that expires or terminates prior to exercise and Shares that had been previously awarded as Restricted Stock that have since been forfeited shall be available for further grant of Options or award as Restricted Stock. No Option shall be granted and no Restricted Stock shall be awarded if the number of Shares for which Options have been granted and which pursuant to this Section are not again available for Option grant, plus the number of Shares that have been awarded as Restricted Stock, would, if such Option were granted or such Restricted Stock were awarded, exceed 24,000,000.

(d) Any Shares withheld pursuant to Section 19(c) of the Plan shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

(e) Unless the Shares awarded as Restricted Stock are Shares that have been reacquired by the Company as treasury shares, Restricted Stock shall be awarded only for services actually rendered, as determined by the Committee.

Section 5.  Eligibility

The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive awards of Restricted Stock, shall be regular salaried officers or other employees of the Company or one or more of its Affiliates.

Section 6.  Grant of Options

(a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

(b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

(c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each Incentive Option grant and one for each Nonqualified Option grant. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of Shares to be subject to the Option, shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

(d) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.

Section 7.  Grant of SARs

The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

(a) The SAR shall expire no later than the expiration of the underlying Option.

(b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.

(c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (ii) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.

(d) Upon exercise of an SAR, a corresponding number of Shares subject to option under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards hereunder.

Section 8.  Option Price

The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or (b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 100 percent of the Fair Market Value of such Share at the time the Option is granted. Notwithstanding the two immediately preceding sentences, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a “Corporate Transaction”), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall:

(a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares; (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or

(c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

Notwithstanding the above, the provisions of this Section 8 with respect to the option price in the event of a Corporate Transaction shall, in the case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

Section 9.  Option Period and Terms of Exercise

(a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that

(i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate one year after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, except that, in the event of the termination of employment of the Optionee on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.

(ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate five years thereafter.

(b) If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted.

(c) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.

Section 10.  Transferability of Options and SARs

Except as provided in this Section 10, no Option or any SARs that relate to an Option shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Optionee by anyone other than the Optionee. A Nonqualified Option granted to an Optionee, and any SARs that relate to such Nonqualified Option, may be transferred by such Optionee to a permitted transferee (as defined below), provided that (i) there is no consideration for such transfer (other than receipt by the Optionee of interests in an entity that is a permitted transferee); (ii) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option or SARs; (iii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Optionee; and (iv) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. A permitted transferee may not further assign or transfer any such transferred Nonqualified Option or any SARs that relate to such Nonqualified Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Nonqualified Option and any SARs that relate to such Nonqualified Option to a permitted transferee, such Nonqualified Option and SARs shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Optionee, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Optionee. For the purposes of the Plan, the term “permitted transferee” means, with respect to an Optionee, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Optionee and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Optionee and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

Section 11.  Exercise of Options and SARs

(a) In the event of an Optionee’s death, any then exercisable portion of an Option that has been granted to such Optionee, and any SARs that relate to such Option, may be exercised, within the period ending with the earlier of the fifth anniversary of the date of the Optionee’s death or the date of the termination of such Option, by the duly authorized representative of the deceased Optionee’s estate or the permitted transferee to whom such Option and SARs have been transferred.

(b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

(c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due: (i) in cash, (ii) by certified check or cashier’s check, (iii) with Shares owned by the exercising Optionee or permitted transferee having a Fair Market Value at least equal to the aggregate option price payable in connection with such exercise, but only to the extent that such Shares are “mature” as determined by the Corporation in accordance with generally accepted accounting principles, or (iv) by any combination of clauses (i) through (iii). If the exercising Optionee or permitted transferee chooses to remit Shares in payment of all or any portion of the option price, then (for purposes of payment of the option price) those Shares shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the exercising Optionee or permitted transferee exercises such Option.

Notwithstanding anything contained herein to the contrary, at the request of an exercising Optionee or permitted transferee and to the extent permitted by applicable law, the Committee shall approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the exercising Optionee or permitted transferee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the exercising Optionee or permitted transferee, shall make prompt delivery of one or more certificates for the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier’s check.

(d) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

(e) No Shares shall be issued upon exercise of an Option until full payment therefor has been made, and an exercising Optionee or permitted transferee shall have none of the rights of a shareholder until Shares are issued to him.

(f) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the exercising Optionee or permitted transferee receives Shares), or portion thereof, the exercising Optionee or permitted transferee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the exercising Optionee or permitted transferee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.

Section 12.  Delivery of Stock Certificates

As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the exercising Optionee or permitted transferee receives Shares), or a portion thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

Section 13.  Changes in Company’s Shares and Certain Corporate Transactions

If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

(a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(b) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

(c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 14.  Effective Date

The Plan was originally adopted by the Board on January 28, 1992, and approved by the stockholders of the Company on April 28, 1992. The Plan was amended and restated on December 10, 1996, and was approved by the stockholders of the Company on April 22, 1997. The Plan was amended and restated on February 1, 2000, and was approved by the stockholders of the Company on April 25, 2000. The Plan as amended and restated through January 29, 2002, was approved and adopted by the Board on January 29, 2002, to be effective as of that date. The Plan was amended by the Board on January 27, 2003, and was approved by the stockholders of the Company on April 29, 2003. The Plan was amended by the Board on July 22, 2003, to be effective as of that date. The Plan was amended by the Board on April 25, 2005, to be effective as of that date. The Plan was amended by the Board on March 3, 2007, and was approved by the stockholders of the Company on April 24, 2007. A Plan amendment was adopted by the Board on March 18, 2009, and approved by the stockholders of the Company on April 28, 2009.

Section 15.  Amendment, Suspension or Termination

The Board may at any time amend, suspend or terminate the Plan; provided, however, that after the shareholders have approved and ratified the Plan in accordance with Section 14 of the Plan, the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan or (c) permit the “repricing” of Options and any SARs that relate to such new Options in contravention of Section 18 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

Section 16.  Requirements of Law

Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell or issue Shares under any Option or SAR if the issuance thereof would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares upon exercise of an Option or SAR, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

Section 17. Incentive Options

The Committee may, in its sole and absolute discretion, designate any Option granted under the Plan as an Incentive Option intended to qualify under Section 422(b) of the Code. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant; and (b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of stock of the Company or any Affiliate (or a predecessor corporation of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422(b) of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.

Section 18.  Modification of Options and SARs

Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at an Option Price that is less than the Option Price of the Options surrendered or canceled. Notwithstanding the foregoing provisions of this Section 18, no modification of an outstanding Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.

Section 19.  Agreement Provisions

(a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement relating to an Option shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422(b) of the Code.

(b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

(c) Each Agreement shall contain a covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA and any applicable state and local withholding obligations incurred as a result of such Optionee’s (or his permitted transferee’s) exercise of an Option granted to such Optionee or any SARs that relate to such Option. Upon the exercise of an Option or SARs requiring tax withholding, an exercising Optionee or permitted transferee may (i) direct the Company to withhold from the Shares to be issued to the exercising Optionee or permitted transferee the number of Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) necessary to satisfy the Company’s obligation to withhold taxes, (ii) deliver to the Company sufficient Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) to satisfy the Company’s tax withholding obligations, (iii) deliver sufficient cash to the Company to satisfy the Company’s tax withholding obligations, or (iv) any combination of clauses (i) through (iii). In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Optionee to whom the Option and SARs in question were granted shall pay (or cause the permitted transferee to whom such Option and SARs were transferred to pay) to the Company, immediately upon the Committee’s request, the amount of that deficiency.

(d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.

Section 20.  Restricted Stock

(a) The Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

(b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award, whereupon such recipient shall become a participant in the Plan.

If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated          ,          .

In order to enforce the restrictions, terms and conditions that may be applicable to a person’s Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person’s beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.

(c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person’s death, disability or Retirement, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

(d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

Section 21.  General

(a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

(b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time, with or without cause.

(c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option and any SARs that relate to such Option granted hereunder or any Restricted Stock awarded hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may be in effect from time to time.

(d) Any payment of cash or any issuance or transfer of Shares to an exercising Optionee or permitted transferee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require an exercising Optionee or permitted transferee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(e) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

(f) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

(g) Records of the Company and its Affiliates regarding a person’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

(h) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

(i) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

(j) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

(k) Any person entitled to notice hereunder may waive such notice.

(l) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, distributees, legal representatives and permitted transferees, upon the Company, its successors and assigns, and upon the Committee, and its successors.

(m) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

(n) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law.

(o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

Section 22.  UK Sub-Plan

Any provision of this Plan to the contrary notwithstanding, the Committee may grant to the employees of the Company or one of its Affiliates whose compensation from the Company or such Affiliate is subject to taxation under the laws of the United Kingdom Options which (i) will terminate one year after the Optionee’s death, (ii) cannot be transferred to a permitted transferee pursuant to the provisions of Section 10, (iii) cannot be exercised using a means of payment other than cash or a certified check or cashier’s check, and (iv) will not be adjusted pursuant to Section 13 without the approval of the Board of Inland Revenue of the United Kingdom.

NOBLE ENERGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 28, 2009
9:30 a.m. Central Time
The Woodlands Waterway Marriott Hotel & Convention Center
1601 Lake Robbins Drive
The Woodlands, Texas 77380

Noble Energy, Inc.
100 Glenborough Drive, Suite 100
Houston, Texas 77067	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2009.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Charles D. Davidson and Chris Tong, and each of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements.

See reverse for voting instructions.

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ¬¬¬ EASY ¬¬¬ IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 27, 2009.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice prompt provides you.
VOTE BY INTERNET — www.eproxy.com/nbl — QUICK ¬¬¬ EASY ¬¬¬ IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 27, 2009.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Noble Energy, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò   Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1 (all nominees), 2 and 3.

1. Election of directors:	01 Jeffrey L. Berenson	06 Eric P. Grubman	☐	Vote FOR	☐	Vote WITHHELD
	02 Michael A. Cawley	07 Kirby L. Hedrick		all nominees		from all nominees
	03 Edward F. Cox	08 Scott D. Urban		(except as marked)
	04 Charles D. Davidson	09 William T. Van Kleef
05 Thomas J. Edelman

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditor.	☐ For	☐ Against	☐ Abstain

3.	To approve an amendment to the Company’s 1992 Stock Option and Restricted Stock Plan to increase the number of shares of common stock authorized for issuance from 22,000,000 to 24,000,000.	☐ For	☐ Against	☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting and any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Address Change? Mark Box  ☐  Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.